As Filed with the Securities and Exchange Commission on March 6, 1997

                                                       Registration No. 33-80849
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                  -------------

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
      (Exact Name of registrant as specified in its governing instruments)

      Delaware                         7394                     84-1331690
(State of Organization)     (Primary Standard Industrial     (I.R.S. Employer
                             Classification Code Number)  Identification Number)

                     7175 West Jefferson Avenue, Suite 4000
                            Lakewood, Colorado 80235
                                 (303) 980-1000

   (Address and telephone number of registrant's principal executive offices)
                               ------------------

                           John F. Olmstead, President
                          CAI Equipment Leasing V Corp.
                     7175 West Jefferson Avenue, Suite 4000
                            Lakewood, Colorado 80235
                                 (303) 980-1000

            (Name, address and telephone number of agent for service)
                               -------------------

                                   Copies to:

                              Lyle B. Stewart, Esq.
                            3751 South Quebec Street
                             Denver, Colorado 80237
                                ----------------

        Approximate date of commencement of proposed sale to the public:
                        as soon as practicable after this
                             Registration Statement
                               becomes effective.
                               -------------------

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box:   X
                               -----

                               PROSPECTUS STICKER
                                       FOR
                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                         PROSPECTUS DATED APRIL 15, 1996


     The Partnership has prepared Supplement No. 2 to its Prospectus dated April 15, 1996. Supplement No. 2 has been prepared in order to update certain information in the Prospectus in compliance with certain provisions of federal securities law. Supplement No. 2 supersedes Supplement No. 1.

            Supplement No. 2 contains information with respect to:

            o     The status of the offering

            o     Partnership distributions to date

            o     Recent Partnership financial results

            o     Equipment purchases

            o Updated information about the prior performance of affiliated Partnerships

     See the second page of the Prospectus for the Table of Contents which explains the organization of the Prospectus.

                                SUPPLEMENT NO. 2
                                       TO
                         PROSPECTUS DATED APRIL 15, 1996

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.

                                   $1,200,000
                          12,000 Units Minimum Offering

                                  $100 per Unit
            Minimum Investment: 25 Units ($2,500); 10 Units ($1,000)
             for Individual Retirement Accounts and Qualified Plans

     The following information supplements the information in the prospectus of Capital Preferred Yield Fund-IV, L.P. (the "Partnership"), dated April 15, 1996 (the "Prospectus"). This Supplement is a part of, and should be read in conjunction with, the Prospectus. This Supplement is a consolidated Supplement and supersedes Supplement No. 1. The Partnership was formed as a Delaware limited partnership to engage in the business of owning and leasing equipment. See "SUMMARY OF THE OFFERING" in the Prospectus which accompanies, or preceded the delivery of, this Supplement. Unless otherwise indicated, all of the capitalized terms used in this Supplement have the same meanings given to them in the Prospectus.

This Supplement contains updated financial information as required by the federal securities laws. This Supplement also provides information with respect to (i) the status of the offering of the Units, (ii) the Equipment the Partnership has purchased and equipment the Partnership anticipates purchasing,
(iii) Partnership distributions, (iv) the performance of prior affiliated investment programs, and (v) Management's Discussion and Analysis of Financial Condition and Results of Operations for the Partnership's first year of operations.

                      ------------------------------------

AN INVESTMENT IN THE PARTNERSHIP INVOLVES CERTAIN MATERIAL RISK FACTORS. SEE "RISK FACTORS" IN THE PROSPECTUS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    ---------------------------------------


          The date of this Supplement is                   , 1997.
                                         --------------- --

                                 THE PARTNERSHIP

     The principal offices of the Partnership and the General Partner are at 7175 West Jefferson Avenue, Suite 4000, Lakewood, Colorado 80235, telephone number (303) 980-1000.


                             STATUS OF THE OFFERING

     As of January 31, 1997, 1,230 investors had acquired 183,699 Units, for a total Capital Contribution of $18,369,872, and were admitted to the Partnership as Class A Limited Partners. Of the 500,000 Units ($50,000,000) registered with the Securities and Exchange Commission, 316,301 of the Units remain to be sold in this offering, which would represent additional Class A Limited Partners' Capital Contributions of $31,630,100.

     See "PLAN OF DISTRIBUTION" in the Prospectus.

                                 STANGER RANKING

     In May of 1996, the Partnership was ranked by Robert A. Stanger & Co., Inc. among public equipment leasing partnerships then being offered. The Partnership was given the "Highest" ranking of six possible rankings along with three other public equipment leasing partnerships. At that time, ten public equipment leasing partnerships were ranked on the scale of six possible rankings from "Highest" to "Lowest." Among the four public equipment leasing partnerships that were awarded the "Highest" ranking, the Partnership obtained the highest numerical quotient (78.1) from the Stanger organization.

     STANGER'S INVESTOR SHARE RANKING - The ISR reflects front-end expenses and cost and revenue sharing arrangements between investors and the general partner. The ISR does not measure overall program quality or predict annual economic results of the investment; neither does it measure the creditworthiness of the issuer or sponsor. Rather, the ISR is one of several factors which should be considered when evaluating a partnership investment. To calculate the ISR, computer models compare the investor's potential after-tax time-valued return in the program to returns if the partnership's assets were bought outright with no syndication costs or less. The ISR is expressed in terms of Highest (most favorable to the investor), High, Above Average, Average, Below Average or Lowest (least favorable to the investor). The ISR is prepared by Robert A. Stanger & Co., a registered investment advisor, and is based on prospectus data and supplementary information provided by the issuer. The ISR is subject to revision or withdrawal as a result of changes in, or unavailability of, such information, Robert A. Stanger & Co., does not conduct an independent investigation of the accuracy or completeness of the information provided by the issuer. The ISR does not constitute a recommendation to purchase or sell a security. If the actual portfolio, when purchased, differs from the investment models employed, the ISR for the partnership could change. Similarly, if the front-end cost of sharing ratios between the general partner and the limited partners were altered, the ISR also might change.

                              PURCHASE OF EQUIPMENT

     As of January 31, 1997, the Partnership had purchased from Capital Associates International, Inc. ("CAII") the Equipment described in Exhibit A to this Supplement. The aggregate purchase price paid by the Partnership to acquire the Equipment described in Exhibit A was $14,844,296, including Acquisition Fees and Acquisition Expenses paid by the Partnership, of which $849,244 was financed. The Partnership paid Acquisition Fees and Acquisition Expenses of $492,095, as of January 31, 1997, all of which was paid to the General Partner and its Affiliates. The Partnership only finances its ownership of Equipment on a non-recourse basis. Under any Equipment lease which is financed, net rentals are sufficient, at a minimum, to repay the related non-recourse debt. No Equipment or lease cross-collateralizes the financing of any other Equipment or lease. See "INVESTMENT OBJECTIVES AND POLICIES--The Equipment" in the Prospectus.

     Except as set forth in Exhibit B hereto, the Equipment to be purchased by the Partnership and the Lessees to which such Equipment will be leased have not been determined as of the date hereof. The General Partner will have complete discretion in investing the Net Offering Proceeds from the sale of Units and Partnership indebtedness within the limits set forth in "INVESTMENT OBJECTIVES AND POLICIES" in the Prospectus.


                      CLASS B LIMITED PARTNER CONTRIBUTION

     As of January 31, 1997, CAII, an affiliate of the General Partner and the Class B Limited Partner, had contributed $180,000 to the Partnership. The Class B Limited Partner is obligated to contribute cash to the Partnership (on or immediately after each date on which the Partnership acquires Equipment) in an amount equal to $10,000 for each $1,000,000 of Class A Limited Partner Capital Contributions received by the Partnership as of that date. See "SUMMARY OF THE OFFERING - Class B Limited Partner" in the Prospectus.


                            PARTNERSHIP DISTRIBUTIONS

     Class A Limited Partners are receiving monthly cash distributions in an amount equal to 10.5% per annum, on a cumulative, non-compounded basis. A significant portion of these distributions constitutes a return of capital. As of January 31, 1997, the Partnership had paid or accrued total distributions to Class A Limited Partners of $587,720. See "INVESTMENT OBJECTIVES AND POLICIES" in the Prospectus.


     Distributions to the General Partner and the Class B Limited Partner are made on a monthly basis. As of January 31, 1997, the Partnership had paid or accrued total distributions of $5,343 to the General Partner and $6,125 to the Class B Limited Partner. See "COMPENSATION AND FEES" in the Prospectus.

     Distributions may be characterized for tax, accounting and economic purposes as a return of capital, a return on capital or both. The portion of each cash distribution by a partnership which exceeds its net income for the fiscal period may be deemed a return of capital. However, the total return on capital over a leasing partnership's life can only be determined at the termination of the Partnership after all residual cash flows (which include proceeds from the re-leasing and sale of equipment after initial lease terms expire) have been realized. For the period from April 16, 1996 (commencement of operations) through December 31, 1996, approximately 76% of declared distributions to the Partners of the Partnership constituted a return of capital for accounting purposes. This percentage related solely to the period from April 16, 1996 (commencement of operations) through December 31, 1996, the initial months of the Partnership's operations, and will not be reflective of the percentage of distribution that constitutes a return of capital as determined at any subsequent point in time.

                    PERFORMANCE OF PRIOR INVESTMENT PROGRAMS

     See Exhibit D hereto for information updating the Prior Performance Tables appearing at Exhibit B to the Prospectus.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS

     Reference is made to the financial statements of the Partnership for the period from April 16, 1996 (commencement of operations) to December 31, 1996, attached hereto in Exhibit C.

Results of Operations
---------------------

     The Partnership commenced operations on April 16, 1996 and reported net income of $102,627 for the period from April 16, 1996 to December 31, 1996. Net income was derived principally from rentals generated from $13,991,309 of equipment owned by the Partnership at December 31, 1996.

     A comparison of current operating results to the corresponding period of the prior year cannot be made since the Partnership did not commence operations until April 16, 1996.

     Revenue generated from equipment on lease comprised 95% of total revenue for 1996. Interest income comprised 5% of total revenue. General Motors, Lucent Technologies and Staples, Inc. accounted for approximately 19%, 19% and 10%, respectively, of total revenue during 1996. This concentration is attributable to placement of equipment with the lessees during the early stages of the Partnership's operations. Rental revenue from these lessees was, therefore, relatively more significant in 1996 than it would be expected in the future, as additional leases are acquired by the Partnership.

     The ultimate profitability of the Partnership's leasing transactions is dependent in part on the general level of interest rates because leasing is an alternative to financing equipment purchases with debt. Lease rates therefore tend to rise and fall with interest rates although lease rate movements generally lag behind interest rate movements. The amount of future distributions to the partners will depend, in part, on future interest rates.

     Depreciation expense comprised 79% of total expenses for 1996.

Liquidity & Capital Resources
-----------------------------

     The Partnership was formed on December 18, 1995. On April 16, 1996, the Partnership commenced offering 500,000 Class A limited partner units at $100 per unit for sale to investors. On June 3, 1996, the Partnership held its initial closing, receiving gross offering proceeds of $1,200,000 from the sale of 12,000 Class A limited partner units. The Partnership intends to continue offering up to 500,000 Class A limited partner units for sale and admitting additional Class A limited partners through April 15, 1998.

     A summary of the Partnership's offering activities from the commencement of operations to December 31, 1996 is presented below:

Class A limited partner units sold                                      154,553
                                                                   ============

Gross offering proceeds                                            $ 15,455,281
Sales commissions                                                    (1,545,528)
Organization and offering expenses                                     (618,112)
Due diligence expenses                                                  (66,630)
                                                                   ------------
  Net offering proceeds                                            $ 13,225,011
                                                                   ============

  Class B limited partner (CAII) cash contribution                 $    150,000
                                                                   ============

     The Partnership funds its operating activities principally with cash from rents, discounted lease rentals (non-recourse debt), interest income, and sales of off-lease equipment. Available cash and cash reserves of the Partnership are invested in short-term government securities pending the acquisition of equipment or distribution to the partners.

     During 1996, the Partnership acquired equipment subject to leases with a total purchase price of $13,991,309 (including $849,244 of discounted lease rentals). Also during 1996, the Partnership discounted future rental payments from certain leases to non-recourse lenders and received proceeds of $1,923,239. Non-recourse borrowing against unleveraged leases in the Partnership's lease portfolio may occur in the future as well, when the general partner, in its discretion, determines that such non-recourse financing is in the best interest of the Partnership. As of December 31, 1996, the general partner had identified $2.6 million of additional equipment that satisfied the Partnership's acquisition criteria that is expected to be acquired during 1997.

     During 1996, the Partnership declared distributions to the Class A limited partners of $439,720 of which $126,682 was paid during January 1997. A substantial portion of such distributions is expected to constitute a return of capital. Distributions may be characterized for tax, accounting and economic purposes as a return of capital, a return on capital or a portion of both. The portion of each cash distribution by a partnership which exceeds its net income for the fiscal period may be deemed a return of capital for accounting purposes. However, the total percentage of a partnership's return on capital over its life will only be determined after all residual cash flows (which include proceeds from the re-leasing and sale of equipment) have been realized at the termination of the Partnership. For 1996, approximately 76% of the cash distributions paid to the partners of the Partnership constituted a return of capital for accounting purposes. This percentage may not be reflective of the percentage of distributions that constitutes a return of capital at any subsequent point in time.

     The general partner believes that the Partnership will generate sufficient cash flows from operations during 1997, to (1) meet current operating requirements, (2) enable it to fund cash distributions to both the Class A and Class B limited partners at annualized rates of 10.5% (substantial portions of which are expected to constitute returns of capital), of their capital contributions, and (3) reinvest in additional equipment under leases, provided that suitable equipment can be identified and acquired.


                   CAPITAL ASSOCIATES, INC. FINANCIAL RESULTS

     The audited consolidated balance sheet of Capital Associates, Inc. ("CAI"), as of May 31, 1996, and the footnotes thereto, and the unaudited consolidated balance sheet of CAI, as of November 30, 1996, and the footnotes thereto, are attached in Exhibit C hereto. Although consolidated balance sheets of CAI are set forth in the Prospectus under "FINANCIAL STATEMENTS," and herein at Exhibit C, prospective investors should be aware that CAI is not a general partner of the Partnership, and has no obligation to fund any obligations of the Partnership or of the General Partner, other than as set forth in Note 3 to the balance sheet of the General Partner.


              FINANCIAL RESULTS OF PARTNERSHIP AND GENERAL PARTNER

     The audited financial statements and the footnotes to the financial statements of the Partnership for the period from April 16, 1996 (commencement of operations), to December 31, 1996 are attached hereto in Exhibit C. The audited balance sheet and the footnotes thereto for the General Partner as of May 31, 1996, and the unaudited balance sheet and the footnotes thereto for the General Partner as of November 30, 1996, are attached hereto in Exhibit C.


                              PLAN OF DISTRIBUTION

     In situations where the individual broker is compensated by the investor on a fee basis and can not take a commission, the investor shall receive additional Units for such portion of the sales commission that would have been paid to the individual broker, and the selling dealer would still receive its portion of the sales commission.

     Selling dealers will be given the option to receive 6.0 percent of their full sales commission at closing and an additional 0.5 percent per year for five years rather than the full 8.0 percent sales commission at closing. In no case shall the full sales commission exceed 10.0 percent.


                            CORRECTIONS TO PROSPECTUS

     On the inside cover page (six lines from the bottom of the first paragraph), page 1 (two lines from the bottom of the second paragraph), page 41 (six lines from the bottom of the first paragraph under the bold legend) and page 45 (three lines from the bottom of the second paragraph) the word "eight" should be corrected to the word "nine." The liquidation of the Partnership is expected to occur between seven and nine years after the Closing Date.

                                     EXPERTS

     The balance sheets of CAI Equipment Leasing V Corp. and Capital Associates, Inc., as of May 31, 1996, have been included herein and in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The financial statements of Capital Preferred Yield Fund- IV, L.P., as of December 31, 1996, and for the period from April 16, 1996 (commencement of operations) to December 31, 1996, have been included herein and the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

                                                                       EXHIBIT A

                               EQUIPMENT PURCHASED

     The following table shows the Equipment purchased by the Partnership as of January 31, 1997. The information presented for each item is stated as of the date the Equipment was purchased by the Partnership. Equipment Cost, means the price paid upon the purchase or sale of a particular item of Equipment, including the amount of Acquisition Fees, carrying costs on the Equipment until transferred to the Partnership, less any rents received prior to transferring the lease to the Partnership, and all liens and mortgages on the equipment, but excluding points and prepaid interest. Remaining lease terms and remaining rents are as of the purchase date. Depreciation is calculated using the straight-line method over the lease term to an amount equal to the estimated residual value at the lease termination date.

                                                         Remaining      Equipment     Remaining
                                                           Lease           Cost       Rents Due                     Non-
                              Purchase    Equip-           Term           to the     to the Part-     Annual       recourse
             Lessee              Date       ment         (Months)      Partnership    nership (1)     Rents          Debt
--------------------------    --------    ---------      --------      -----------   ------------    --------      --------

General Motors Corporation    04/16/96    Forklifts          51   $      4,706   $      3,950   $       878    $         0

General Motors Corporation    04/16/96    Forklifts          51         83,432         71,125        15,806              0

General Motors Corporation    04/16/96    Forklifts          51        176,906        150,051        33,345              0

General Motors Corporation    04/16/96    Forklifts          51         29,761         25,364         5,637              0

General Motors Corporation    04/16/96    Forklifts          51         28,758         24,392         5,421              0

General Motors Corporation    04/16/96    Forklifts          51        212,115        178,032        39,563              0

General Motors Corporation    04/16/96    Forklifts          51         51,633         43,795         9,732              0

General Motors Corporation    04/16/96    Forklifts          51        149,577        126,871        28,194              0

General Motors Corporation    04/25/96    Loader             52         83,700         72,785        15,880              0

Staples                       07/08/96    Copiers            23        237,739        202,097        93,276              0

Staples                       07/08/96    Copiers            22        254,608        213,526       102,492              0

USS/Kobe Steel                05/07/96    Forklifts          30         36,558         25,318         9,207         23,146

International Paper Co        05/10/96    Networking eqmt    30        126,272        112,696        40,980         93,905

Universal Forest Products     06/04/96    Forklifts          29         35,512         25,167         9,438         20,765

General Motors Corporation    06/07/96    Forklifts          54         38,644         34,826         7,332              0

Universal Forest Products     07/01/96    Forklifts          30         35,512         26,012         9,459         21,459

Universal Forest Products     07/01/96    Forklifts          30         21,982         15,768         5,734         13,009

Addison Wesley Longman        07/03/96    IBM notebooks      30        513,592        446,145       162,235              0

Louisiana Workers Comp        07/01/96    Computer eqmt      30        120,076        120,796        43,926        100,655

General Motors Corporation    07/05/96    Material handling  30        112,710        100,280        36,465              0

General Motors Corporation    07/08/96    Material handling  30        117,246        104,316        37,933              0

Xerox                         07/24/96    Forklifts          38         14,501         11,562         3,384              0

GM Powertrain                 08/09/96    Scrubber           31          6,423          5,888         2,078              0

General Motors Corporation    08/15/96    Material handling  32        111,912         91,574        31,397              0

General Motors Corporation    08/20/96    Material handling  32         22,066         18,056         6,191              0

Medtronic                     08/22/96    Copiers            31         14,630         14,369         5,072         11,851

General Motors Corporation    08/22/96    Material handling  32         13,437         10,995         3,770              0

                                       A-1

                             Financing   Financing   Equip-       Type
                              Interest      Term       ment         of
             Lessee            Rate      (Months)   Location    Lease (2)
--------------------------   ---------  ----------  --------    ---------

General Motors Corporation       N/A         N/A         MI         OL

General Motors Corporation       N/A         N/A         MI         OL

General Motors Corporation       N/A         N/A         MI         OL

General Motors Corporation       N/A         N/A         MI         OL

General Motors Corporation       N/A         N/A         MI         OL

General Motors Corporation       N/A         N/A         MI         OL

General Motors Corporation       N/A         N/A         MI         OL

General Motors Corporation       N/A         N/A         MI         OL

General Motors Corporation       N/A         N/A         NY         OL

Staples                          N/A         N/A         NJ         OL

Staples                          N/A         N/A         NY         OL

USS/Kobe Steel                   6.86        30          OH         OL

International Paper Co           6.86        30          MS         OL

Universal Forest Products        7.65        29          CO         OL

General Motors Corporation       N/A         N/A         KY         OL

Universal Forest Products        7.66        30          CO         OL

Universal Forest Products        7.66        30          CO         OL

Addison Wesley Longman           N/A         N/A         TX         OL

Louisiana Workers Comp           6.86        30          LA         DF

General Motors Corporation       N/A         N/A         OK         OL

General Motors Corporation       N/A         N/A         GA         OL

Xerox                            N/A         N/A         NY         OL

GM Powertrain                    N/A         N/A         MI         OL

General Motors Corporation       N/A         N/A         WI         OL

General Motors Corporation       N/A         N/A         MI         OL

Medtronic                        7.67        31          MN         DF

General Motors Corporation       N/A         N/A         OH         OL


                                                         Remaining    Equipment     Remaining
                                                           Lease        Cost        Rents Due                       Non-
                              Purchase    Equip-           Term        to the      to the Part-     Annual        recourse
             Lessee             Date       ment           (Months)   Partnership    nership (1)     Rents           Debt
--------------------------    --------    ---------      ---------   -----------   ------------    --------       --------

International Paper           08/29/96    Forklifts          55   $    892,796   $    816,290   $   168,888    $   659,454

USS/Kobe Steel                08/30/96    Forklifts          79         85,876        282,435        41,332         73,960

Home Depot                    09/05/96    Forklifts          43        669,457        647,919       169,022        460,286

Ball Foster Glass             09/09/96    Wrapper            56        238,961        234,534        47,702        189,099

Ball Foster Glass             09/18/96    Lift Trucks        32         61,354         44,418        15,229         37,008

General Motors Corporation    09/20/96    Trailer            57         38,470         36,495         7,299              0

Ball Foster Glass             09/26/96    Wrapping eqmt      57        102,454        102,387        20,477         82,388

Alliant Techsystems           09/30/96    Phone system       21         12,357          9,869         4,934              0

ITT Automotive Electric       10/01/96    Material handling  57        124,903        113,881        23,975         97,869

Consolidated Diesel           10/03/96    Material handling  57         37,771         41,275         8,690              0

Consolidated Diesel           10/10/96    Material handling  57          6,589          6,734         1,418              0

Thomson Industries            10/17/96    Machine tools      58        144,050        128,022        26,487        106,154

Consolidated Diesel           10/18/96    Copiers            40         29,891         31,932         9,579              0

Harsco Corp                   11/27/96    Manufacturing eqmt  5         98,292         18,710        44,904              0

Harsco Corp                   11/27/96    Manufacturing eqmt 24        923,942        529,377       264,688              0

Georgetown Steel Corporation  10/10/96    Material handling  33         75,242         58,357        21,221         52,449

Xerox                         10/15/96    Video imaging      32         22,447         18,240         6,840              0

Xerox                         10/16/96    Video imaging      32         75,531         61,344        23,004              0

General Motors Corporation    10/11/96    Material handling  34         79,821         63,449        22,394              0

Ball Foster Glass             10/24/96    Forklifts          33        184,995        126,277        45,919        114,737

Ball Foster Glass             10/23/96    Stretch wrapper    56        122,517        114,265        24,485         97,064

Ball Foster Glass             10/23/96    Material handling  28         50,537         29,375        12,589         27,082

USS/Kobe Steel                10/23/96    Material handling  81         73,874        238,496        35,333         65,015

Ball Foster Glass             10/25/96    Material handling  55         29,522         27,057         5,903         23,051

Ball Foster Glass             11/05/96    Loaders            58         86,318         75,430        15,606              0

Ball Foster Glass             11/05/96    Loaders            58        112,952         98,704        20,422              0

Xerox                         11/05/96    Material handling  41         35,435         28,454         8,328              0

Basic Vegetable               11/04/96    Material handling  58        151,375        134,499        27,827              0

Consolidated Diesel           11/07/96    Copiers            34          8,223          8,010         2,827              0

Lucent Technologies           11/20/96    Modular building   33      2,323,805      1,979,835       719,940              0

Ball Foster Glass             11/25/96    Forklifts          27         62,397         35,024        15,566              0

Consolidated Diesel           11/26/96    Burden carriers    59          5,876          6,199         1,261              0

General Motors Corporation    11/27/96    Material handling  36         41,315         34,671        11,557              0

Xerox                         12/09/96    Emulator           22          4,749          3,256         1,776              0

GM Powertrain                 12/13/96    Material handling  36         44,143         37,153        12,384              0

Total System Service          12/13/96    Mailing system     45      1,950,481      1,747,908       466,109              0

Thomson Industries, Inc.      12/13/96    Grinders           95         45,659         68,020         8,592              0


                             Financing   Financing   Equip-       Type
                              Interest      Term       ment         of
             Lessee            Rate      (Months)   Location    Lease (2)
--------------------------   ---------  ----------  --------    ---------

International Paper            7.08        55          NC         OL

USS/Kobe Steel                 7.18        79          OH         OL

Home Depot                     7.09        43          NJ         OL

Ball Foster Glass              7.08        56          NC         OL

Ball Foster Glass              6.88        32          IL         OL

General Motors Corporation     N/A         N/A         LA         OL

Ball Foster Glass              7.09        57          PA         OL

Alliant Techsystems            N/A         N/A         TX         OL

ITT Automotive Electric        7.09        57          NY         OL

Consolidated Diesel            N/A         N/A         NC         DF

Consolidated Diesel            N/A         N/A         NC         OL

Thomson Industries             7.89        58          MI         OL

Consolidated Diesel            N/A         N/A         NC         DF

Harsco Corp                    N/A         N/A         AL         OL

Harsco Corp                    N/A         N/A         AL         OL

Georgetown Steel Corporation   7.69        33          SC         OL

Xerox                          N/A         N/A         NY         OL

Xerox                          N/A         N/A         NY         OL

General Motors Corporation     N/A         N/A         MI         OL

Ball Foster Glass              6.89        33          MA         OL

Ball Foster Glass              7.08        56          IL         OL

Ball Foster Glass              6.84        28          PA         OL

USS/Kobe Steel                 7.19        81          OH         OL

Ball Foster Glass              7.08        55          MA         OL

Ball Foster Glass              N/A         N/A         IN         OL

Ball Foster Glass              N/A         N/A         CA         OL

Xerox                          N/A         N/A         NY         OL

Basic Vegetable                N/A         N/A         CA         OL

Consolidated Diesel            N/A         N/A         NC         OL

Lucent Technologies            N/A         N/A         IL         OL

Ball Foster Glass              N/A         N/A         IL         OL

Consolidated Diesel            N/A         N/A         NC         OL

General Motors Corporation     N/A         N/A         MI         OL

Xerox                          N/A         N/A         NY         OL

GM Powertrain                  N/A         N/A         MI         OL

Total System Service           N/A         N/A         GA         OL

Thomson Industries, Inc.       N/A         N/A         MI         OL

                                                         Remaining    Equipment     Remaining
                                                           Lease        Cost        Rents Due                        Non-
                              Purchase    Equip-           Term        to the      to the Part-     Annual         recourse
             Lessee             Date       ment           (Months)   Partnership    nership (1)     Rents            Debt
--------------------------    --------    ---------      ---------   -----------   ------------    --------        --------

Precision Castparts           12/18/96    Forklifts          59   $    372,509   $    377,429   $    76,765    $         0

Thomson Industries, Inc.      12/20/96    Grinders           60      1,383,039      1,367,768       273,554              0

General Motors Corporation    12/20/96    Material handling  60         19,882         18,862         3,772              0

Owens-Corning Fiberglass      12/20/96    Personal computers 30        466,087        424,355       169,742        388,959

Xerox                         12/27/96    Logic analyzer     35         10,418          8,400         2,880              0

Xerox                         12/27/96    Analysis system    35         30,988         28,035         9,612              0

Alliant Techsystems           01/02/97    Lathe              60        250,597        219,835        43,967              0

Xerox                         01/10/97    Signal processor   36          7,967          7,092         2,364              0

Matsushita                    01/10/97    Phone system       36        114,258        109,872        36,624              0

Xerox                         01/13/97    Test equipment     36         20,522         17,388         5,796              0

Xerox                         01/13/97    Test equipment     36         25,209         23,436         7,812              0

Alcoa Aluminum                01/13/97    Lift trucks        44        152,022        133,276        36,348              0

In Home Health                01/16/97    FF&E               60         13,516         14,101         2,820              0

General Motors Corporation    01/24/97    Machine tools      83        268,896        278,168        40,217              0
                                                                  ------------   ------------   -----------    -----------

      Total purchased at January 31, 1997                         $ 14,844,296   $ 13,342,074   $ 3,841,605    $ 2,759,365
                                                                  ============   ============   ===========    ===========


(1) The weighted average term (weighted by purchase price) for the above leases is 43 months. The total rental income to the Partnership pursuant to these leases over the initial, non-cancelable lease term equals 90% of the purchase price of the Equipment paid by the Partnership. Such percentage does not include any residual value of the Equipment upon the expiration of the lease.

(2) "DFL" indicates that the lease is a direct financing lease and "OL" indicates that the lease is an operating lease for accounting purposes. A DFL provides for non-cancelable rentals in an amount sufficient to return to the Partnership all of its acquisition costs (including Acquisition
      Fees). An OL does not by its terms return all acquisition costs to the Partnership.

                              Financing   Financing   Equip-       Type
                              Interest      Term       ment         of
               Lessee           Rate       (Months)   Location    Lease (2)
 --------------------------   ---------   ---------   --------    ---------

 Precision Castparts            N/A         N/A         OR         OL

 Thomson Industries, Inc.       N/A         N/A         MI         OL

 General Motors Corporation     N/A         N/A         MI         OL

 Owens-Corning Fiberglass       6.86        30          OH         OL

 Xerox                          N/A         N/A         NY         OL

 Xerox                          N/A         N/A         NY         OL

 Alliant Techsystems            N/A         N/A         MN         OL

 Xerox                          N/A         N/A         NY         OL

 Matsushita                     N/A         N/A         NJ         OL

 Xerox                          N/A         N/A         NY         OL

 Xerox                          N/A         N/A         NY         OL

 Alcoa Aluminum                 N/A         N/A         WA         OL

 In Home Health                 N/A         N/A         IN         OL

 General Motors Corporation     N/A         N/A         LA         OL

                                                                       EXHIBIT B

                         ANTICIPATED EQUIPMENT PURCHASES

     The equipment listed below, as of January 31, 1997, has been identified by the General Partner for possible purchase by the Partnership. Affiliates of the General Partner are negotiating the terms of the leases and the terms of the related financings, if any, but no agreement has yet been reached on any such matters. It is possible that the current negotiations will not be successful and that the Partnership will not purchase any of this equipment. Except for such equipment, the Equipment to be purchased by the Partnership and the Lessees to which such Equipment will be leased have not been identified as of the date of this Supplement. Furthermore, the Partnership does not intend to supplement the Prospectus or this Supplement with descriptions of Equipment or Lessees prior to, or at the time of, the purchase of any Equipment. The Partnership is an unspecified equipment leasing partnership and purchasers of Units must rely solely on the judgment and ability of the executive officers of the General Partner with respect to the selection of Lessees, the purchase of Equipment, the financing, if any, of Equipment, the negotiations of the terms of the purchase of its Equipment and Leases and other aspects of the Partnership's business and affairs. See "INVESTMENT OBJECTIVES AND POLICIES - The Equipment."


                          Anticipated                      Anticipated     Equipment     Anticipated     Anticipated
                          First Basic   Anticipated        Lease Term       Purchase        Gross          Monthly       Anticipated
Anticipated Lessee (1)     Rent Date    Equipment          (Months) (1)      Price      Rents (1) (2)       Rent          Financing
----------------------   ------------   ----------         ------------   -----------   -------------    ------------    -----------

Xerox                     02/15/97      Communication            36       $    24,438     $    22,752       $     632       All Cash

Home Depot                01/25/97      Forklifts                60           103,354          88,740           1,479       All Cash

Home Depot                01/25/97      Forklifts                48           405,329         217,248           4,526       All Cash

Nabisco                   01/01/97      Forklifts                48            17,205          16,944             353       All Cash

General Motors            03/01/97      Forklifts                36             9,184           9,216             256       All Cash

Louisiana Workers         12/01/96      Networking               36            34,492          37,080           1,030       All Cash

Northwestern University   03/01/97      Medical                  60           134,650         180,000           3,000       All Cash

Consolidated Diesel       03/01/97      Copiers                  36            17,990          19,404             539       All Cash

Alcoa Fujikura            01/01/97      Forklifts                44           800,811         634,348          14,417       All Cash

Brown Strauss             05/01/97      Forklifts                36           362,564         284,832           7,912       All Cash

Brown Strauss             10/01/97      Forklifts                36           725,128         569,664          15,824       All Cash

E-Trade                   12/01/96      PC's                     32           511,972         502,176          15,693       All Cash

General Motors            03/01/97      Van                      36            20,946          19,800             550       All Cash

International Paper       03/01/97      Utility Carts            36            67,104          65,412           1,817       All Cash

International Paper       03/01/97      Carry All                36            11,816          11,556             321       All Cash

International Paper       06/01/97      Lift Trucks              60            83,976          87,000           1,450       All Cash

International Paper       05/01/97      Lift Trucks              60            68,920          78,480           1,308       All Cash

Lucent                    03/01/97      Wafer Fabrication        36            46,280          40,752           1,132       All Cash

Lucent                    03/01/97      Wafer Fabrication        36            27,390          26,856             746       All Cash

Precision Castparts       03/01/97      Forklifts                60           131,068         142,320           2,372       All Cash


                                       B-1


                          Anticipated                      Anticipated     Equipment     Anticipated     Anticipated
                          First Basic   Anticipated        Lease Term       Purchase        Gross          Monthly       Anticipated
Anticipated Lessee (1)     Rent Date    Equipment          (Months) (1)      Price      Rents (1) (2)       Rent          Financing
----------------------   ------------   ----------         ------------   -----------   -------------    ------------    -----------

Thomson Industries        05/01/97      Machine Tools            60       $   217,170     $   211,620       $   3,527       All Cash

Thomson Industries        03/01/97      Machine Tools            60            81,203          77,700           1,295       All Cash

Thomson Saginaw           03/01/97      Torgue Tester            60           159,302         158,580           2,643       All Cash

Total System Services     03/01/97      Mail Sorter              47         1,035,330       1,027,843          21,869       All Cash

Universal Forest          03/01/97      Forklift                 36            34,323          28,548             793       All Cash

Universal Forest          03/01/97      Forklift                 36            44,993          37,908           1,053       All Cash

USS/Kobe                  04/01/97      HVAC System              48           231,570         209,712           4,369       All Cash
                                                                          -----------     -----------       ---------

                                                TOTAL:                    $ 5,408,508     $ 4,806,491       $ 110,906
                                                                          ===========     ===========       =========


----------------------

(1) The weighted average term (weighted by anticipated purchase price) for the above transactions is 47 months. The total rental income to the Partnership pursuant to these leases over the initial, non-cancelable lease term equals 89% of the anticipated purchase price of the Equipment to be paid by the Partnership. Such percentage does not include any residual value of the Equipment upon expiration of the lease.

(2)   Gross Rents over the initial, non-cancelable lease term.

                                    EXHIBIT C
                              FINANCIAL STATEMENTS


                                                                           Page
                                                                           ----

Capital Preferred Yield Fund-IV, L.P.

   Independent Auditors' Report                                            C-2

   Balance Sheet as of December 31, 1996                                   C-3

   Statement of Income for the Period from the Commencement
         of Operations (April 16, 1996) to December 31, 1996               C-4

   Statement of Partners' Capital for the Period from the Commencement
         of Operations (April 16, 1996) to December 31, 1996               C-5

   Statement of Cash Flows for the Period from the Commencement
         of Operations (April 16, 1996) to December 31, 1996               C-6

   Notes to Financial Statements                                           C-8

CAI Equipment Leasing V Corp.
      Independent Auditors' Report                                         C-18

      Balance Sheet as of May 31, 1996 and Notes to Balance Sheet          C-19

      Unaudited Balance Sheet as of November 30, 1996 and Notes to
            Unaudited Balance Sheet                                        C-23

Capital Associates, Inc.
      Independent Auditors' Report                                         C-27

      Consolidated Balance Sheet as of May 31, 1996 and Notes to
            Consolidated Balance Sheet                                     C-28

      Unaudited Consolidated Balance Sheet as of November 30, 1996 and
            Notes to Unaudited Consolidated Balance Sheet                  C-42

                          Independent Auditors' Report
                          ----------------------------



The Partners
Capital Preferred Yield Fund-IV, L.P.

We have audited the accompanying balance sheet of Capital Preferred Yield Fund-IV, L.P. as of December 31, 1996, and the related statements of income, partners' capital, and cash flows for the period from April 16, 1996 (commencement of operations) to December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Capital Preferred Yield Fund-IV, L.P. as of December 31, 1996, and the results of its operations and its cash flows for the period from April 16, 1996 (commencement of operations) to December 31, 1996, in conformity with generally accepted accounting principles.


                                          /s/KPMG Peat Marwick LLP
                                          ------------------------
                                          KPMG Peat Marwick LLP

Denver, Colorado
January 31, 1997

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.

                                  BALANCE SHEET


                                     ASSETS

                                                                    December 31,
                                                                        1996
                                                                    ------------

Cash and cash equivalents                                            $ 3,286,072
Accounts receivable                                                       76,524
Net investment in direct finance leases                                  182,328
Leased equipment, net                                                 13,107,533
                                                                     -----------
      Total assets                                                   $16,652,457
                                                                     ===========


                        LIABILITIES AND PARTNERS' CAPITAL

Liabilities:
      Accounts payable and accrued liabilities                       $   658,229
      Payable to affiliates                                               43,483
      Rents received in advance                                           31,991
      Distributions payable to partners                                  128,898
      Discounted lease rentals                                         2,765,239
                                                                     -----------

      Total liabilities                                                3,627,840
                                                                     -----------

Partners' capital:
      General partner                                                          -
      Limited partners:
        Class A 500,000 units authorized; 154,503 units
            issued and outstanding                                    12,878,374
        Class B                                                          146,243
                                                                     -----------

             Total partners' capital                                  13,024,617
                                                                     -----------
             Total liabilities and partners' capital                 $16,652,457
                                                                     ===========








   The accompanying notes are an integral part of these financial statements.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.

                               STATEMENT OF INCOME


                                                        For the period from the
                                                      Commencement of Operations
                                                          (April 16, 1996) to
                                                           December 31, 1996
                                                      --------------------------
Revenue:
    Operating lease rentals                                     $881,778
    Direct finance lease income                                    7,805
    Interest income                                               50,763
                                                                --------
       Total revenue                                             940,346
                                                                --------


Expenses:
    Depreciation and amortization                                659,574
    Management fees paid to general partner                       17,688
    Direct services from general partner                          41,376
    General and administrative                                    92,539
    Interest on discounted lease rentals                          26,542
                                                                --------
       Total expenses                                            837,719
                                                                --------
Net income                                                      $102,627
                                                                ========


Net income allocated:
    To the general partner                                      $ 26,271
    To the Class A limited partners                               75,564
    To the Class B limited partner                                   792
                                                                --------
                                                                $102,627
                                                                ========

Net income per weighted average Class A limited
    partner unit outstanding                                    $   1.33
                                                                ========

Weighted average Class A limited partner
    units outstanding                                             56,931
                                                                ========







   The accompanying notes are an integral part of these financial statements.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.

                                  STATEMENT OF
                        PARTNERS' CAPITAL For the period
                from commencement of operations (April 16, 1996)
                              to December 31, 1996


                                                     Class A
                                                     Limited          Class A         Class B
                                      General        Partners         Limited         Limited
                                      Partner         Units           Partners        Partner                Total
                                      -------         -----           --------        -------                -----

Capital contributions               $      0         154,553      $ 15,455,281       $ 150,000            $ 15,605,281
Commissions and offering
costs on sale of Class A
      limited partner units          (22,303)              -        (2,207,967)              -              (2,230,270)
Redemptions                                -             (50)           (4,784)              -                  (4,784)
Net income                            26,271               -            75,564             792                 102,627
Distributions declared
      to partners                     (3,968)              -          (439,720)         (4,549)               (448,237)
                                    --------         -------      ------------       ---------            ------------
Partners' capital,
      December 31, 1996             $      -         154,503      $ 12,878,374       $ 146,243            $ 13,024,617
                                    ========         =======      ============       =========            ============





















   The accompanying notes are an integral part of these financial statements.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                             STATEMENT OF CASH FLOWS

                                                                                   For the period from the
                                                                                 Commencement of Operations
                                                                                    (April 16, 1996) to
                                                                                     December 31, 1996
                                                                                 --------------------------
Cash flows from operating activities:
      Net income                                                                      $     102,627
      Adjustments to reconcile net income to net cash
            provided by operating activities:
            Depreciation and amortization                                                   659,574
            Recovery of investment in direct finance leases                                  20,040
      Changes in assets and liabilities:
            Increase in accounts receivable                                                 (76,524)
            Increase in accounts payable and accrued liabilities                            651,476
            Increase in payable to affiliates                                                43,483
            Increase in rents received in advance                                            31,991
                                                                                      -------------
Net cash provided by operating activities                                                 1,432,667
                                                                                      -------------

Cash flows from investing activities:
      Purchases of equipment on operating leases from affiliates                        (12,939,697)
      Investment in direct financing leases, acquired from affiliates                      (202,368)
                                                                                      -------------
Net cash used in investing activities                                                   (13,142,065)
                                                                                      -------------

Cash flows from financing activities:
      Proceeds from Class A capital contributions                                        15,455,281
      Proceeds from Class B capital contributions                                           150,000
      Proceeds from discounted lease rentals                                              1,923,239
      Principal payments on discounted lease rentals                                         (7,244)
      Redemptions of Class A limited partner units                                           (4,784)
      Commissions paid to affiliate in connection with
            the sale of Class A limited partner units                                    (1,545,528)
      Non-accountable organization and offering expenses
            reimbursement paid to the general partner in connection
            with the sale of Class A limited partner units                                 (656,155)
      Distributions to partners                                                            (319,339)
                                                                                      -------------
Net cash provided by financing activities                                                14,995,470
                                                                                      -------------

Net increase in cash and cash equivalents                                                 3,286,072
                                                                                      -------------

Cash and cash equivalents at beginning of period                                                 -

Cash and cash equivalents at end of period                                            $   3,286,072
                                                                                      =============

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                            STATEMENTS OF CASH FLOWS

                                                                                   For the period from the
                                                                                 Commencement of Operations
                                                                                    (April 16, 1996) to
                                                                                     December 31, 1996
                                                                                 --------------------------

Supplemental disclosure of cash flow information:
      Interest paid on discounted lease rentals                                       $      26,542
Supplemental disclosure of noncash investing and financing
  activities:
      Reduction in Partner's capital accounts for commissions
            and offering costs payable to affiliates                                         28,587
      Discounted lease rentals assumed in equipment acquisitions                            849,244



























   The accompanying notes are an integral part of these financial statements.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                          NOTES TO FINANCIAL STATEMENTS

1.    Organization and Summary of Significant Accounting Policies
      -----------------------------------------------------------

      Organization

      Capital Preferred Yield Fund-IV, L.P. (the "Partnership") was organized on December 18, 1995 as a limited partnership under the laws of the State of Delaware pursuant to an Agreement of Limited Partnership (the "Partnership Agreement"). The Partnership was formed for the purpose of acquiring and leasing a diversified portfolio of equipment to unaffiliated third parties. The Partnership will continue until December 31, 2007 unless terminated earlier in accordance with the terms of the Partnership
      Agreement. All Partnership equipment is expected to be sold and the Partnership liquidated between 2003 and 2007. The general partner of the Partnership is CAI Equipment Leasing V Corp., a wholly owned subsidiary of Capital Associates, Inc. ("CAI").

      The general partner manages the Partnership, including investment of funds, purchase and sale of equipment, lease negotiation and other administrative duties. The Partnership commenced business operations on April 16, 1996, and from that date through December 31, 1996, 154,553 Class A limited partner units were sold to approximately 867 investors at a price of $100 per Class A limited partner unit.

      Capital Associates International, Inc. ("CAII"), a wholly owned subsidiary of CAI, is the Class B limited partner. The Class B limited partner is required to contribute cash, upon acquisition of equipment, in an amount equal to 1% of gross offering proceeds received from the sale of Class A limited partner units. As of December 31, 1996, CAII has contributed $150,000 to the Partnership.

      Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. For leasing entities, this includes the estimate of residual values, as discussed below. Actual results could differ from those estimates.

      Partnership Allocations

      Cash Distributions
      ------------------

      During the Reinvestment Period (as defined in the Partnership Agreement), available cash is distributed to the partners as follows:

            First, 1.0% to the general partner and 99.0% to the Class A limited partners until the class A limited partners receive annual, non-compounded cumulative distributions equal to 10.5% of their contributed capital.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                          NOTES TO FINANCIAL STATEMENTS

1.    Organization and Summary of Significant Accounting Policies, continued
      -----------------------------------------------------------

      Partnership Allocations, continued

      Cash Distributions, continued
      ------------------

            Second, 1.0% to the general partner and 99.0% to the Class B limited partner until the Class B limited partner receives annual non-compounded cumulative distributions equal to 10.5% of its contributed capital.

            Third,   any  remaining   available   cash  will  be  reinvested  or
            distributed  to  the  partners  as  specified  in  the   Partnership
            Agreement.

      After the Reinvestment Period (as defined in the Partnership Agreement), available cash will be distributed to the partners as follows:

            First, in accordance with the first and second allocations during the Reinvestment Period as described above.

            Second, 99.0% to the Class A limited partners and 1.0% to the general partner, until the Class A limited partners achieve Payout (as defined in the Partnership Agreement).

            Third, 99.0% to the Class B limited partner, 1.0% to the general partner, until the Class B limited partner achieves Payout (as defined in the Partnership Agreement).

            Fourth, 99.0% to the Class A and Class B limited partners (as a class) and 1.0% to the general partner, until the Class A and Class B limited partners receive cash distributions equal to 170% of their capital contributions.

            Thereafter, 90% to the Class A and Class B limited partners (as a class) and 10% to the general partner.

      Profits and Losses
      ------------------

      There are several special allocations that precede the general allocations of profits and losses to the partners. The most significant special allocations are as follows:

            First, commissions and expenses paid in connection with the sale of Class A limited partner units are allocated 1.0% to the general partner and 99.0% to the Class A limited partners.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                          NOTES TO FINANCIAL STATEMENTS

1.    Organization and Summary of Significant Accounting Policies, continued
      -----------------------------------------------------------

      Profits and Losses, continued
      ------------------

            Second, depreciation relating to Partnership equipment and any losses resulting from the sale of equipment are generally allocated 1.0% to the general partner and 99.0% to the limited partners (shared 99.0%/1.0% by the Class A and Class B limited partners, respectively) until the cumulative amount of such depreciation and such losses allocated to each limited partner equals such limited partner's contributed capital reduced by commissions and other expenses paid in connection with the sale of Class A limited partner units allocated to such partner. Thereafter, gain on sale of equipment, if any, will be allocated to the general partner in an amount equal to the sum of depreciation and loss on sale of equipment previously allocated to the general partner.

            Third, notwithstanding anything in the Partnership Agreement to the contrary, and before any other allocation is made, items of income and gain for the current year (or period) shall be allocated, as quickly as possible, to the general partner to the extent of any deficit balance existing in the general partner's capital account as of the close of the immediately preceding year, in order to restore the balance in the general partner's capital account to zero.

      After giving effect to special allocations, profits (as defined in the Partnership Agreement) are first allocated in proportion to, and to the extent of, any previous losses, in reverse chronological order and priority. Any remaining profits are allocated in the same order and priority as cash distributions.

      After giving effect to special allocations, losses (as defined in the Partnership Agreement) are allocated in proportion to, and to the extent of, any previous profits, in reverse chronological order and priority. Any remaining losses are allocated 1.0% to the general partner and 99.0% to the limited partners (shared 99.0%/1.0% by the Class A and Class B limited partners, respectively).

      Financial Reporting
      -------------------

      For financial reporting purposes, net income is allocated to the partners in a manner consistent with the allocation of cash distributions.

      Recently Issued Financial Accounting Standards

      The Partnership adopted Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of ("SFAS No. 121"), effective January 1, 1996. SFAS No. 121 requires that long-lived assets, including operating leases, and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                          NOTES TO FINANCIAL STATEMENTS


1.    Organization and Summary of Significant Accounting Policies, continued
      -----------------------------------------------------------

      Recently Issued Financial Accounting Standards, continued

      In performing the review for recoverability, the entity should estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. Otherwise, an impairment loss is not recognized. Measurement of an impairment loss for long-lived assets, including operating leases, and identifiable intangibles held by the Partnership is based on the fair value of the asset calculated by discounting the expected future cash flows at an appropriate interest rate. The adoption of this statement did not have a material effect on the Partnership's financial condition or results of operations.


      Lease Accounting

      Statement of Financial Accounting Standards No. 13, Accounting for Leases, requires that a lessor account for each lease by the direct finance, sales-type or operating lease method. The Partnership currently utilizes the direct financing and operating methods for all of the Partnership's equipment under lease. Direct finance leases are defined as those leases which transfer substantially all of the benefits and risks of ownership of the equipment to the lessee. For all types of leases, the determination of profit considers the estimated value of the equipment at lease termination, referred to as the residual value. After the inception of a lease, the Partnership may engage in financing of lease receivables on a nonrecourse basis (i.e., "non-recourse debt" or "discounted lease rentals") and/or equipment sale transactions to reduce or recover its investment in the equipment.

      The Partnership's accounting methods and their financial reporting effects are described below.


      Net Investment in Direct Financing Leases ("DFLs")

      The cost of the equipment, including acquisition fees paid to the general partner, is recorded as net investment in DFLs on the accompanying balance sheet. Leasing revenue, which is recognized over the term of the lease, consists of the excess of lease payments plus the estimated residual value over the equipment's cost. Earned income is recognized monthly to provide a constant yield and is recorded as direct finance lease income on the accompanying income statements. Residual values are established at lease inception equal to the estimated value to be received from the equipment following termination of the initial lease (which in certain circumstances includes anticipated re-lease proceeds), as determined by the general partner. In estimating such values, the general partner considers all relevant information regarding the equipment and the lessee.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                          NOTES TO FINANCIAL STATEMENTS

1.    Organization and Summary of Significant Accounting Policies, continued
      -----------------------------------------------------------

      Equipment on Operating Leases ("OLs")

      The cost of equipment, including acquisition fees paid to the general partner, is recorded as leased equipment in the accompanying balance sheets and is depreciated on a straight-line basis over the lease term to an amount equal to the estimated residual value at the lease termination date. Leasing revenue consists principally of monthly rents and is recognized as operating lease rentals in the accompanying income statements. Residual values are established at lease inception equal to the estimated value to be received from the equipment following termination of the initial lease (which in certain circumstances includes anticipated re-lease proceeds), as determined by the general partner. In estimating such values, the general partner considers all relevant information and circumstances regarding the equipment and the lessee. Because revenue, depreciation expense and the resultant profit margin before interest expense are recorded on a straight-line basis, and interest expense on discounted lease rentals (discussed below) is recorded on the interest method, lower returns are realized in the early years of the term of an OL and higher returns in later years.

      Nonrecourse Discounting of Rentals

      The Partnership may assign the future rentals from leases to financial institutions, or acquire leases subject to such assignments, at fixed interest rates on a nonrecourse basis. In return for such assigned future rentals, the Partnership receives the discounted value of the rentals in cash. In the event of default by a lessee, the financial institution has a first lien on the underlying leased equipment, with no further recourse against the Partnership. Cash proceeds from such financings, or the assumption of such financings, are recorded on the balance sheet as discounted lease rentals. As lessees make payments to financial institu tions, leasing revenue and interest expense are recorded.

      Allowance for Losses

      An allowance for losses is maintained at levels determined by the general partner to adequately provide for any other-than-temporary declines in asset values. In determining losses, economic conditions, the activity in the used equipment markets, the effect of actions by equipment manufacturers, the financial condition of lessees, the expected courses of action by lessees with regard to leased equipment at termination of the initial lease term, and other factors which the general partner believes are relevant, are considered. Asset chargeoffs are recorded upon the termination or remarketing of the underlying assets. The lease portfolio is reviewed quarterly to determine the adequacy of the allowance for losses.

      Transactions Subsequent to Initial Lease Termination

      After the initial term of equipment under lease expires, the equipment is either sold or re-leased to the existing lessee or another third party. The remaining net book value of equipment sold is removed and gain or loss recorded when equipment is sold. The accounting for re-leased equipment is consistent with the accounting described under "Net Investment in Direct Financing Leases" and "Equipment on Operating Leases" above.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                          NOTES TO FINANCIAL STATEMENTS

1.    Organization and Summary of Significant Accounting Policies, continued
      -----------------------------------------------------------

      Income Taxes

      No provision for income taxes has been made in the financial statements since taxable income or loss is recorded in the tax return of the individual partners.

      Cash Equivalents

      The Partnership considers short-term, highly liquid investments that are readily convertible to known amounts of cash to be cash equivalents.

      Cash equivalents of $2,491,000 at December 31, 1996, are comprised of an investment in a mutual fund which invests solely in U.S. Government treasury bills having maturities of 90 days or less.

      Net Income Per Class A Limited Partner Unit

      Net income per Class A limited partner unit is computed by dividing the net income allocated to the Class A limited partners by the weighted average number of Class A limited partner units outstanding during the period.

2.    Net Investment in Direct Finance Leases
      ---------------------------------------

      The components of the net investment in direct finance leases as of December 31, 1996 were:

      Minimum lease payments receivable                         $ 196,123
      Estimated residual values                                    19,627
      Less unearned income                                        (33,422)
                                                                ---------
                       Total                                    $ 182,328
                                                                =========

3.    Leased Equipment
      ----------------

      The Partnership's investment in equipment on operating leases by major classes as of December 31, 1996 were:

      Transportation and industrial equipment                $ 10,188,595
      Computers and peripherals                                 3,569,359
      Other                                                        30,988
                                                             ------------
                                                               13,788,942
      Less accumulated depreciation                              (681,409)
                                                             ------------

                                                             $ 13,107,533
                                                             ============
      Depreciation expense for 1996 was $681,409.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                          NOTES TO FINANCIAL STATEMENTS

4.    Future Minimum Lease Payments
      -----------------------------

      Future minimum lease payments receivable from noncancelable leases as of December 31, 1996 are as follows:

            Years Ending December 31              DFLs                  OLs
                                               ---------          ------------

               1997                            $  67,260          $  3,522,304
               1998                               67,260             3,477,210
               1999                               43,185             2,516,090
               2000                               11,867             1,403,995
               2001                                6,651               711,339
               Thereafter                             -                 68,455
                                               ---------          ------------
                       Total                   $ 196,123          $ 11,699,393
                                               =========          ============

5.    Discounted Lease Rentals
      ------------------------

      Discounted lease rentals outstanding at December 31, 1996 bear interest at rates primarily ranging between 4.90% and 11.65%. Aggregate maturities of such non-recourse obligations are:

            Years Ending December 31

                       1997                                     $   790,395
                       1998                                         790,396
                       1999                                         600,933
                       2000                                         341,579
                       2001                                         202,700
                       Thereafter                                    39,236
                                                                -----------
                                                                $ 2,765,239
                                                                ===========

6.    Transactions With the General Partner and Affiliates
      ----------------------------------------------------

      Sales Commissions and Offering Costs
      ------------------------------------

      Under the terms of the Partnership Agreement, CAI Securities Corporation, an affiliate of the general partner, is entitled to receive sales commissions and wholesaling fees equal to 10% of the Class A limited partners' capital contributions, up to 9% of which is paid to participating broker-dealers. During 1996, CAI Securities Corporation earned commissions and fees in the amount of $1,545,528, including $1,324,225 that was paid to participating broker-dealers.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                          NOTES TO FINANCIAL STATEMENTS

6.    Transactions With the General Partner and Affiliates, continued
      ----------------------------------------------------

      Sales Commissions and Offering Costs, continued
      ------------------------------------

      As provided in the Partnership Agreement, the general partner earned $618,112 as reimbursement for expenses incurred during 1996, in connection with the organization of the Partnership and the offering of Class A limited partner units. The general partner also received $66,630 (of which $38,043 was paid in January 1997) as reimbursement for due diligence expenses incurred during 1996.


      Capital Contributions
      ---------------------

      Under terms of the Partnership Agreement, the Class B limited partner made capital contributions to the Partnership of $150,000 during 1996.


      Origination Fee and Evaluation Fee
      ----------------------------------

      The general partner receives a fee equal to 3.5% of the sales price of equipment sold to the Partnership (up to a maximum cumulative amount as specified in the Partnership Agreement), 1.5% of which represents compensation for selecting, negotiating and consummating the acquisition of the equipment and 2% of which represents reimbursement for services rendered in connection with evaluating the suitability of the equipment and the credit worthiness of the lessees. Origination and evaluation fees totaled $463,529 in 1996, all of which were capitalized by the Partnership as part of the cost of equipment on operating leases and net investment in direct financing leases.


      Management Fees
      ---------------

      The general partner receives management fees as compensation for services performed in connection with managing the Partnership's equipment equal to 2% of gross rentals received as permitted under terms of the Partnership Agreement. Such fees totaled $17,688 (of which $8,510 was paid in January
      1997) for 1996.

      Direct Services
      ---------------

      The general partner and its affiliates provide accounting, investor relations, billing, collecting, asset management, and other administrative services to the Partnership. The Partnership reimburses the general partner for these services performed on its behalf as permitted under the terms of the Partnership Agreement. Such reimbursements totaled $41,376 ($6,386 of which were paid in January 1997) during 1996.

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                          NOTES TO FINANCIAL STATEMENTS


6.    Transactions With the General Partner and Affiliates, continued
      ----------------------------------------------------

      Equipment Purchases
      -------------------

      The Partnership purchased equipment from CAII, with a total purchase price of $13,991,309 (including $849,244 of discounted lease rentals) during 1996. The Partnership purchased the equipment at CAII's historical cost plus reimbursement of other net acquisition costs, as provided for in the Partnership Agreement.


      Payable to Affiliates
      ---------------------

      Payable to affiliates consists of direct services, management fees, sales commissions, wholesaling fees and organization and offering expense reimbursements with respect to Class A limited partner units payable to the general partner and its affiliates.


7.    Tax Information (Unaudited)
      ---------------------------

      The following reconciles net income for financial reporting purposes to the income for federal income tax purposes for the period ended December 31, 1996:

      Net income per financial statements                           $  102,627
      Direct financing leases                                           20,040
      Depreciation                                                    (567,815)
      Other                                                             87,042
                                                                    ----------
      Partnership income for federal income tax purposes            $ (358,106)
                                                                    ==========

      The  following   reconciles  partners'  capital  for  financial  reporting
      purposes to partners' capital for federal income tax purposes as of December 31, 1996:

      Partners' capital per financial statements                  $ 13,024,617
      Commissions and offering costs                                 2,230,270
      Direct financing leases                                           20,040
      Depreciation                                                    (567,815)
      Other                                                             81,277
                                                                  ------------

      Partners' capital for federal income tax purposes           $ 14,788,389
                                                                  ============

                      CAPITAL PREFERRED YIELD FUND-IV, L.P.
                          NOTES TO FINANCIAL STATEMENTS

8.    Concentration of Credit Risk
      ----------------------------

      Approximately 88% of the Partnership's equipment under lease was leased to investment grade companies. Pursuant to the Partnership Agreement, an investment grade lessee is a company (i) with a net worth in excess of $100,000,000 (and no debt issues that are rated), or (ii) with a credit rating of not less than Baa as determined by Moody's Investor Services, Inc. or comparable credit rating as determined by another recognized credit rating service; or a lessee, all of whose lease payments have been unconditionally guaranteed or supported by a letter of credit issued by a company meeting one of the above requirements.

      General Motors, Lucent Technologies and Staples, Inc. accounted for approximately 48% ($453,460) of total revenue of the Partnership during 1996. This concentration is attributable to placement of equipment with these lessees during the first nine months of the Partnership's operations. Rental revenue from these lessees constituted a larger percentage of the Partnership's total 1996 revenue than expected in future fiscal periods, as additional leases are acquired by the Partnership.

      The Partnership's cash balance is maintained with a high credit quality financial institution. At times, such balances may be in excess of the FDIC insurance limit due to the receipt of lockbox amounts that have not cleared the presentment bank (generally for less than two days). As the funds become available, they are invested in a money market mutual fund.

9.    Disclosures about Fair Value of Financial Instruments
      -----------------------------------------------------

      Statement of Financial Standards No. 107 ("SFAS No. 107"), Disclosures about Fair Value of Financial Instruments specifically excludes certain items from its disclosure requirements such as the Partnership's investment in leased assets. The carrying amounts at December 31, 1996 for cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, payable to affiliates, rents and sale proceeds received in advance and distributions payable to partners approximate their fair values due to the short maturity of these instruments.

      As of December 31, 1996, the carrying value of discounted lease rentals approximates its fair value because the debt was recently acquired.

                          Independent Auditors' Report
                          ----------------------------







BOARD OF DIRECTORS
CAI EQUIPMENT LEASING V CORPORATION:

We have audited the accompanying balance sheet of CAI Equipment Leasing V Corporation (a wholly owned subsidiary of Capital Associates, Inc.) as of May 31, 1996. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free from material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of CAI Equipment Leasing V Corporation as of May 31, 1996, in conformity with generally accepted accounting principles.



                                            /s/KPMG Peat Marwick LLP
                                            ------------------------
                                            KPMG Peat Marwick LLP

Denver, Colorado
July 16, 1996

CAI EQUIPMENT LEASING V CORP.
(a wholly-owned subsidiary of Capital Associates, Inc.)

BALANCE SHEET

May 31, 1996




Assets
------

Cash                                                                $       900
Investment in Capital Preferred Yield Fund-IV, L.P.                         100
Organization and offering expenses of
     Capital Preferred Yield Fund-IV, L.P. (Note 2)                     284,862
Other assets                                                              1,850
                                                                    -----------

     Total assets                                                   $   287,712
                                                                    ===========

Liabilities and Stockholder's Equity

Payable to affiliate (Note 4)                                       $   286,712
                                                                    -----------

Commitments and contingencies (Note 1)

Stockholder's equity:
     Common stock $.01 par value, authorized
       issued and outstanding, 1,000 shares                                  10
     Additional paid-in capital                                       1,000,990
     Less demand note receivable from
       Capital Associates, Inc. (Note 3)                             (1,000,000)
                                                                    -----------

     Total stockholder's equity                                           1,000
                                                                    -----------

     Total liabilities and stockholder's equity                     $   287,712
                                                                    ===========







See accompanying notes to balance sheet.

CAI EQUIPMENT LEASING V CORP.
(a wholly-owned subsidiary of Capital Associates, Inc.)

NOTES TO BALANCE SHEET

May 31, 1996




(1)  ORGANIZATION AND PURPOSE:

CAI Equipment Leasing V Corp. (the "Company"), a wholly-owned subsidiary of Capital Associates, Inc. ("CAI"), was incorporated in the State of Colorado on December 15, 1995 for the purpose of acting as general partner of Capital
Preferred Yield Fund-IV, L.P., a Delaware Limited Partnership (the "Partnership"). The primary activity of the Partnership is to acquire equipment on lease to creditworthy lessees. The fiscal year end of the Company is May 31.

As general partner, the Company is primarily responsible for the acquisition, leasing and remarketing of the Partnership's equipment. The Company also provides day-to-day management, accounting, investor relations and other administrative services to the Partnership. The Company has agreed to pay all of the Partnership's organization and offering expenses. The Company is reimbursed by the Partnership for Partnership organization and offering expenses in an amount equal to 4% of gross offering proceeds, which may be more or less than the expenses incurred by the Company.

Capital Associates International, Inc. ("CAII"), a wholly-owned subsidiary of CAI, is committed to contribute cash to the Partnership equal to 1% of gross offering proceeds from the sale of Class A limited partnership interest in exchange for a Class B limited partnership interest.

The Company will receive computer system support and usage, financial management services, and other corporate administrative services from CAII and its affiliates at no cost.

The Company has guaranteed the repayment of certain indebtedness of CAII under the terms of a Continuing Guaranty, Security and Subordination Agreement (the "Agreement"). The amount of the guarantee will not exceed the net worth of the Company, after deducting the note receivable from CAI (the "Note") (as discussed in Note 3). The Agreement grants the counterparty a security interest in all of the existing and future assets of the Company other than the Note to secure repayment of the indebtedness.


(2)  SIGNIFICANT ACCOUNTING POLICIES:

(a)  Basis of Presentation

The accompanying balance sheet has been prepared on the accrual basis of accounting. The carrying amounts of financial instruments at May 31, 1996 approximate fair value.

CAI EQUIPMENT LEASING V CORP.
(a wholly-owned subsidiary of Capital Associates, Inc.)

NOTES TO BALANCE SHEET (continued)

May 31, 1996




(b)  Investment in Capital Preferred Yield Fund-IV, L.P.

The Company's investment in the Partnership is accounted for using the equity method. Income related to the Company's Partnership investment is recorded when earned. Cash distributions received from the Partnership reduce the Company's investment in the Partnership. Income related to management and equipment acquisition services is recorded when earned.

(c)  Organization and Offering Expenses of Capital Preferred Yield Fund-IV, L.P.

The Company has incurred certain expenses in connection with the organization of the Partnership and the registration of Class A limited partnership interests for sale to the public. The Company also has incurred and will continue to incur certain expenses in connection with the offering of Class A limited partnership interests for sale to the public. The Company anticipates recovering these expenses through nonaccountable organization and offering expense reimbursements paid to the Company by the Partnership in connection with the sale of limited partnership interests. In the event the total organization and offering expenses incurred by the Company exceed reimbursements, the excess expenses will be capitalized as an additional investment in the Partnership and amortized over the estimated remaining life of the Partnership.

(d)  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(e)  Income Taxes

The operations of the Company are included in the consolidated income tax return of CAI. No income tax expense or benefit has been allocated to the Company by CAI. Both the Company and CAI account for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires the use of the asset and liability method of accounting for income taxes.

CAI EQUIPMENT LEASING V CORP.
(a wholly-owned subsidiary of Capital Associates, Inc.)

NOTES TO BALANCE SHEET (continued)

May 31, 1996



(3)  DEMAND NOTE RECEIVABLE:

The demand note receivable ("Note") is due, on demand, from CAI and is noninterest bearing. The Note represents a portion of the initial capital contribution to the Company by CAI and will be classified as a reduction of stockholder's equity until paid. In addition, CAI has agreed to contribute such additional amount or amounts necessary, if any, to maintain the net worth of the Company and its partnership status for Federal income tax purposes.

CAI presently funds its operations using its recourse credit facility. CAI will be required to maintain compliance with the terms of such facility in order to pay the balance of the Note.

(4)  RELATED PARTY TRANSACTIONS:

Payable to affiliate represents amounts paid on behalf of the Company by CAII for organization and offering expenses of the Partnership.

CAI EQUIPMENT LEASING V CORP.
(a wholly-owned subsidiary of Capital Associates, Inc.)

BALANCE SHEET (UNAUDITED)

November 30, 1996




Assets
------

Cash                                                                $       900
Receivable from Capital Preferred Yield Fund-IV, L.P. (Note 4)            2,859
Organization and offering expenses of
   Capital Preferred Yield Fund-IV, L.P. (Note 2)                       629,203
                                                                    -----------

     Total assets                                                   $   632,962
                                                                    ===========

Liabilities and Stockholder's Equity

Payable to affiliate (Note 4)                                       $   631,105
                                                                    -----------

Commitments and contingencies (Note 1)

Stockholder's equity:
     Common stock $.01 par value, authorized
       issued and outstanding, 1,000 shares                                  10
     Additional paid-in capital                                       1,000,990
     Less demand note receivable from
       Capital Associates, Inc. (Note 3)                             (1,000,000)
     Retained earnings                                                      857
                                                                    -----------

     Total stockholder's equity                                           1,857
                                                                    -----------

     Total liabilities and stockholder's equity                     $   632,962
                                                                    ===========









See accompanying notes to balance sheet.

CAI EQUIPMENT LEASING V CORP.
(a wholly-owned subsidiary of Capital Associates, Inc.)

NOTES TO BALANCE SHEET (UNAUDITED)

November 30, 1996



(1)  ORGANIZATION AND PURPOSE:

CAI Equipment Leasing V Corp. (the "Company"), a wholly-owned subsidiary of Capital Associates, Inc. ("CAI"), was incorporated in the State of Colorado on December 15, 1995 for the purpose of acting as general partner of Capital
Preferred Yield Fund-IV, L.P., a Delaware Limited Partnership (the "Partnership"). The primary activity of the Partnership is to acquire equipment on lease to creditworthy lessees. The fiscal year end of the Company is May 31.

As general partner, the Company is primarily responsible for the acquisition, leasing and remarketing of the Partnership's equipment. The Company also provides day-to-day management, accounting, investor relations and other administrative services to the Partnership. The Company has agreed to pay all of the Partnership's organization and offering expenses. The Company is reimbursed by the Partnership for Partnership organization and offering expenses in an amount equal to 4% of gross offering proceeds, which may be more or less than the expenses incurred by the Company.

Capital Associates International, Inc. ("CAII"), a wholly-owned subsidiary of CAI, is committed to contribute cash to the Partnership equal to 1% of gross offering proceeds from the sale of Class A limited partnership interest in exchange for a Class B limited partnership interest.

The Company will receive computer system support and usage, financial management services, and other corporate administrative services from CAII and its affiliates at no cost.

The Company has guaranteed the repayment of certain indebtedness of CAII under the terms of a Continuing Guaranty, Security and Subordination Agreement (the "Agreement"). The amount of the guarantee will not exceed the net worth of the Company, after deducting the note receivable from CAI (the "Note") (as discussed in Note 3). The Agreement grants the counterparty a security interest in all of the existing and future assets of the Company other than the Note to secure repayment of the indebtedness.

(2)  SIGNIFICANT ACCOUNTING POLICIES:

(a)  Basis of Presentation

The accompanying balance sheet has been prepared on the accrual basis of accounting. The carrying amounts of financial instruments at November 30, 1996 approximate fair value.

CAI EQUIPMENT LEASING V CORP.
(a wholly-owned subsidiary of Capital Associates, Inc.)

NOTES TO BALANCE SHEET (UNAUDITED) (continued)

November 30, 1996



(b)  Investment in Capital Preferred Yield Fund-IV, L.P.

The Company's investment in the Partnership is accounted for using the equity method. Income related to the Company's Partnership investment is recorded when earned. Cash distributions received from the Partnership reduce the Company's investment in the Partnership. Income related to management and equipment acquisition services is recorded when earned.

(c)  Organization and Offering Expenses of Capital Preferred Yield Fund-IV, L.P.

The Company has incurred certain expenses in connection with the organization of the Partnership and the registration of Class A limited partnership interests for sale to the public. The Company also has incurred and will continue to incur certain expenses in connection with the offering of Class A limited partnership interests for sale to the public. The Company anticipates recovering these expenses through nonaccountable organization and offering expense reimbursements paid to the Company by the Partnership in connection with the sale of limited partnership interests. In the event the total organization and offering expenses incurred by the Company exceed reimbursements, the excess expenses will be capitalized as an additional investment in the Partnership and amortized over the estimated remaining life of the Partnership.

(d)  Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

(e)  Income Taxes

The operations of the Company are included in the consolidated income tax return of CAI. No income tax expense or benefit has been allocated to the Company by CAI. Both the Company and CAI account for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", which requires the use of the asset and liability method of accounting for income taxes.

(3)  DEMAND NOTE RECEIVABLE:

The demand note receivable ("Note") is due, on demand, from CAI and is noninterest bearing. The Note represents a portion of the initial capital contribution to the Company by CAI and will be classified as a reduction of stockholder's equity until paid. In addition, CAI has agreed to contribute such additional amount or amounts necessary, if any, to maintain the net worth of the Company and its partnership status for Federal income tax purposes.

CAI EQUIPMENT LEASING V CORP.
(a wholly-owned subsidiary of Capital Associates, Inc.)

NOTES TO BALANCE SHEET (UNAUDITED) (continued)

November 30, 1996




CAI presently funds its operations using its recourse credit facility. CAI will be required to maintain compliance with the terms of such facility in order to pay the balance of the Note.

(4)  RELATED PARTY TRANSACTIONS:

Receivable from Capital Preferred Yield Fund-IV, L.P. represents general partners distributions due from the Partnership.

Payable to affiliate represents amounts paid on behalf of the Company by CAII for organization and offering expenses of the Partnership.

                          Independent Auditors' Report
                          ----------------------------







TO THE STOCKHOLDERS AND DIRECTORS OF
CAPITAL ASSOCIATES, INC.:

We  have  audited  the  accompanying   consolidated  balance  sheet  of  Capital
Associates, Inc. and subsidiaries as of May 31, 1996. This consolidated financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free from material misstatement. An audit of a balance sheet includes examining, on a test basis, evidence supporting the amounts and disclosures in that balance sheet. An audit of a balance sheet also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the consolidated balance sheet provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Capital Associates, Inc. and subsidiaries as of May 31, 1996, in conformity with generally accepted accounting principles.


                                        /s/KPMG Peat Marwick LLP
                                        ------------------------
                                        KPMG Peat Marwick LLP


Denver, Colorado
July 16, 1996

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
               (Dollars in thousands, except shares and par value)

                                     ASSETS
                                                                    May 31, 1996
                                                                    ------------

Cash and cash equivalents                                             $   2,851
Receivable from affiliated limited partnerships                           1,849
Accounts receivable, net                                                    945
Equipment held for sale or re-lease                                         177
Residual values, net, and other receivables arising
  from equipment under lease sold to private investors                    3,374
Net investment in direct finance leases                                  14,967
Leased equipment, net                                                    45,285
Investment in affiliated limited partnerships                             8,759
Other                                                                     3,497
Deferred income taxes                                                     1,900
Notes receivable arising from sale-leaseback transactions                 8,409
Discounted lease rentals assigned to lenders arising
     from equipment sale transactions                                    35,498
                                                                      ---------
                                                                      $ 127,511
                                                                      =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Recourse bank debt                                                    $  17,538
Accounts payable - equipment purchases                                   14,071
Accounts payable and other liabilities                                    9,272
Obligations under capital leases arising from
  sale-leaseback transactions                                             8,421
Discounted lease rentals                                                 55,328
                                                                      ---------
                                                                        104,630
                                                                      ---------

Commitments and contingencies (Notes 10, 14 and 15)

Stockholders' equity:
     Common stock, $.008 par value, 15,000,000 shares authorized,
        5,139,000 shares issued                                              32
     Additional paid-in capital                                          17,026
     Retained earnings                                                    6,121
     Treasury stock, at cost                                               (298)
                                                                      ---------
           Total stockholders' equity                                    22,881
                                                                      ---------
                                                                      $ 127,511
                                                                      =========


                   The accompanying notes are an integral part
                       of this consolidated balance sheet.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET

1.   Summary of Significant Accounting Policies
     ------------------------------------------

     General Accounting Principles
     -----------------------------

     NATURE OF OPERATIONS

     Capital Associates, Inc. ("CAI" or the "Company") was incorporated as a holding company in October 1986. Its principal operating subsidiary, Capital Associates International, Inc. ("CAII"), is primarily engaged in
     (1) buying, selling, leasing, and remarketing new and used equipment, (2) managing equipment on and off lease, (3) sponsoring, co-sponsoring, managing and co-managing publicly- registered income funds and (4)
     arranging equipment-related financing. The principal market for the Company's activities is the United States.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. For leasing entities, this includes the estimate of residual values, as discussed below. Actual results could differ from those estimates.

     PRINCIPLES OF CONSOLIDATION

     The consolidated balance sheet includes the accounts of CAI and its subsidiaries. Intercompany accounts and transactions are eliminated in consolidation.

     The Company has investments in affiliated public income funds (the "PIFs", consisting of both general partnership and subordinated limited partnership interests) and other 50%-or-less owned entities. Such investments are primarily accounted for using the equity method.

     The  parent   company's   assets  consist  solely  of  its  investments  in
     subsidiaries and it has no liabilities separate from its subsidiaries.

     CASH AND CASH EQUIVALENTS

     Cash and cash equivalents include highly liquid investments with a maturity of three months or less.

     INCOME TAXES

     The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS No. 109"). Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET

1.   Summary of Significant Accounting Policies, continued
     ------------------------------------------

     General Accounting Principles, continued
     -----------------------------

     INCOME TAXES, continued

     and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     EQUIPMENT HELD FOR SALE OR RE-LEASE

     Equipment held for sale or re-lease, recorded at the lower of cost or market value expected to be realized, consists of equipment previously leased to end users which has been returned to the Company following lease expiration.

     RECENTLY ISSUED FINANCIAL ACCOUNTING STANDARDS

     Statement of Financial Accounting Standards No. 123, Accounting for Stock-based Compensation, was issued in October 1995. The Company will be required to adopt the new standard no later than fiscal year 1997, although early adoption is permitted. This standard establishes the fair value based method (the "SFAS 123 Method") rather than the intrinsic value based method as the preferred accounting methodology for stock based compensation arrangements. Entities are allowed to (i) continue to use the intrinsic value based methodology in their basic financial statement and provide in the footnotes pro forma net income and earnings per share information as if the SFAS 123 Method had been adopted, or (ii) adopt the SFAS 123 Method. The SFAS 123 Method will result in higher recorded compensation cost for the Company. The Company is continuing to evaluate whether or not it will change to the recognition provisions of SFAS 123.

     The Company adopted Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed Of ("SFAS No. 121"), effective June 1, 1995. SFAS No. 121 requires that long-lived assets, including operating leases, and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, the entity should estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized. Otherwise, an impairment loss is not recognized. Measurement of an impairment loss for long-lived assets, including operating leases, and identifiable intangibles held by the Company is based on the fair value of the asset calculated by discounting the expected future cash flows at an appropriate interest rate. The adoption of this statement did not have a material effect on the Company's financial condition or results of operations.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET

1.   Summary of Significant Accounting Policies, continued
     ------------------------------------------

     General Accounting Principles, continued
     -----------------------------

     RECENTLY ISSUED FINANCIAL ACCOUNTING STANDARDS, continued

     EQUIPMENT LEASING AND SALES


     Lease Accounting - Statement of Financial Accounting Standards No. 13, Accounting for Leases, requires that a lessor account for each lease by either the direct financing, sales-type or operating lease method. Direct financing and sales-type leases are defined as those leases which transfer substantially all of the benefits and risks of ownership of the equipment to the lessee. The Company currently utilizes (i) the direct financing or the operating lease method for substantially all of the Company's lease originations and (ii) the sales-type or the operating lease method for substantially all lease activity for an item of equipment subsequent to the expiration of the initial lease term. After the origination of a lease, the Company may engage in financing of lease receivables on a non-recourse basis (i.e., "non-recourse debt" or "discounted lease rentals") and/or equipment sale transactions to reduce or recover its investment in the equipment.

     The Company's accounting methods and their financial reporting effects are described below:


           Lease Inception


           DIRECT FINANCING LEASES ("DFLS") - The cost of equipment, including initial direct costs ("IDC"), is recorded as net investment in DFLs. Residual values are established at lease inception equal to the estimated value to be received from the equipment following termination of the initial lease (which in certain circumstances includes anticipated re-lease proceeds) as determined by the Company. In estimating such values, the Company considers all relevant information and circumstances regarding the equipment and the lessee.


           OPERATING LEASES ("OLS") - The cost of equipment, including IDC, is recorded as leased equipment and is depreciated on a straight-line basis over the lease term to an amount equal to the estimated residual value at the lease termination date. Residual values are established at lease inception equal to the estimated value to be received from the equipment following termination of the initial lease (which in certain circumstances includes anticipated re-lease proceeds) as determined by the Company. In estimating such values, the Company considers all relevant information and circumstances regarding the equipment and the lessee.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET

1.   Summary of Significant Accounting Policies, continued
     ------------------------------------------

     General Accounting Principles, continued
     -----------------------------

     EQUIPMENT LEASING AND SALES, continued

           Transactions Subsequent to Lease Inception

           NON-RECOURSE DISCOUNTING OF RENTALS - The Company may assign the future rentals from leases to financial institutions at fixed interest rates on a non-recourse basis. In return for such assigned future rentals, the Company receives the discounted value of the rentals in cash. In the event of default by a lessee, the financial institution has a first lien on the underlying leased equipment, with no further recourse against the Company. Cash proceeds from such financings are recorded on the balance sheet as discounted lease rentals.

           SALES TO PRIVATE INVESTORS OF EQUIPMENT UNDER LEASE - The Company may sell title to leased equipment that in some cases is subject to existing discounted lease rentals in equipment sale transactions with third-party investors. In such transactions, the investors obtain ownership of the equipment as well as rights to equipment rentals. Upon sale, the Company records equipment sales revenue equal to the sales price of the equipment which may include a residual interest retained by the Company (recorded as an asset at present value using an appropriate interest rate) and records equipment sales cost equal to the carrying value of the related assets (including remaining unamortized IDC).

           Other accounts arising from private equity sales include:

                DISCOUNTED LEASE RENTALS, etc. - Pursuant to FASB Technical Bulletin No. 86-2, although private investors and PIFs may acquire the equipment sold to them by the Company subject to the associated non-recourse debt (i.e., discounted lease rentals), the debt is not removed from the balance sheet unless such debt has been legally assumed by the third-party investors. If not legally assumed, a corresponding asset ("discounted lease rentals assigned to lenders arising from equipment sale transactions") is recorded representing the present value of the end user rentals receivable relating to such transactions.

                SALE-LEASEBACK TRANSACTIONS - In sale-leaseback transactions, the Company leases equipment, obtains non-recourse financing on the equipment, sells the equipment to a third party and leases the equipment back from the third party. Income in a sale-leaseback transaction is deferred and principally amortized over the leaseback term in proportion to the reduction in the leased asset. For financial reporting purposes, a note receivable from the third-party, a capital lease obligation equal to the present value of the leaseback payments and a deferred gain are recorded at the time of the transaction. The Company has not entered into a sale/leaseback transaction since fiscal year 1991.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET

1.   Summary of Significant Accounting Policies, continued
     ------------------------------------------

     General Accounting Principles, continued
     -----------------------------

     EQUIPMENT LEASING AND SALES, continued


           Transactions Subsequent to Initial Lease Termination

           After the initial term of equipment under lease expires, the equipment is either sold or released. When the equipment is sold, the remaining net book value of equipment sold is removed and gain or loss recorded. When the equipment is released, the Company utilizes the sales-type method (described below) or the OL method (described above).


           Sales-type Leases
           -----------------

           The excess of the present value of (i) future rentals and (ii) the estimated residual value (collectively, "the net investment") over the carrying value of the equipment subject to the sales-type lease is reflected in operations at the inception of the lease. Thereafter, the net investment is accounted for as a DFL, as described above.


     ALLOWANCE FOR LOSSES

     An allowance for losses is maintained at levels determined by management to adequately provide for any other than temporary declines in asset values. In determining losses, economic conditions, the activity in used equipment markets, the effect of actions by equipment manufacturers, the financial condition of lessees, the expected courses of action by lessees with regard to leased equipment at termination of the initial lease term, and other factors which management believes are relevant, are considered. Asset chargeoffs are recorded upon the termination or remarketing of the underlying assets. Assets are reviewed quarterly to determine the adequacy of the allowance for losses.

     The Company evaluates the realizability of the carrying value of its investment in its PIFs based upon all estimated future cash flows from the PIFs. As a result of such analyses, certain distributions have been accounted for as a recovery of cost instead of income.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET

2.   Residual  Values and Other  Receivables  Arising from Equipment Under Lease
     ---------------------------------------------------------------------------
     Sold to Private Investors
     -------------------------

     As of May 31, 1996 the equipment types for which the Company recorded the present value of the estimated residual values and other receivables arising from private sales of equipment under lease were (in thousands):

                      Description                                     1996
                      -----------                                    ------

     Mining, manufacturing and material handling                     $1,798
     Furniture and fixtures                                           1,220
     Aircraft                                                           136
     Other miscellaneous equipment                                      190
                                                                     ------
     Total equipment residuals                                        3,344
     Notes receivable due directly from investors                        30
     End user rentals under existing leases assigned to
       the Company by investors                                           -
                                                                     ------
                                                                     $3,374
                                                                     ======

     Residual values and other receivables arising from equipment under lease sold to private investors were net of an allowance for doubtful accounts of $258,000 as of May 31, 1996.

     In certain sale transactions, the Company agreed to certain hold backs related to the lessee's performance. Pursuant to such agreements, a portion of the sales proceeds was placed in an interest-bearing escrow account until such time as the performance objectives are met. Escrowed amounts related to these transactions were $645,000 at May 31, 1996 and are included in Other Assets in the accompanying Consolidated Balance Sheet.


3.   Net Investment in DFLs
     ----------------------

     The components of the Company's net investment in DFLs as of May 31, 1996 were (in thousands):

                                                                    1996
                                                                  --------
     Minimum lease payments receivable                            $ 15,234
     Estimated residual values                                       2,139
     IDC                                                               124
     Less unearned income                                           (2,530)
                                                                  --------
                                                                  $ 14,967
                                                                  ========

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET

4.   Leased Equipment, net
     ---------------------

     The Company's investment in equipment under OLs, by major classes, as of May 31, 1996 were (in thousands):

                                                                    1996
                                                                  --------

     Material handling                                            $ 29,793
     Other technology and communication equipment                    8,807
     Aircraft                                                        4,901
     Other                                                           4,451
     Furniture and fixtures                                          3,825
     IBM processors and peripheral computer equipment                3,220
     Mining equipment                                                   15
     IDC                                                               487
                                                                  --------
                                                                    55,499
     Less accumulated depreciation                                  (9,094)
     Less allowance for losses                                      (1,120)
                                                                  --------
                                                                  $ 45,285
                                                                  ========

5.   Future Minimum Lease Payments
     -----------------------------

     Future minimum lease payments receivable from noncancelable leases on equipment owned by the Company as of May 31, 1996, are as follows (in thousands):

           Years Ending May 31                       DFLs              OLs
           -------------------                    ---------         --------

                1997                               $  7,781         $ 13,317
                1998                                  3,305           10,331
                1999                                  2,215            7,356
                2000                                  1,570            5,195
                Thereafter                              363            7,465
                                                   --------         --------
                                                   $ 15,234         $ 43,664
                                                   ========         ========


6.   Notes  Receivable  and  Obligations   Under  Capital  Leases  Arising  from
     ---------------------------------------------------------------------------
     Sale-leaseback Transactions
     ---------------------------

     In sale-leaseback transactions, the leaseback payments are generally equal in amount to the principal and interest payments due under the note receivable and, accordingly, the notes receivable and obligations under capital leases arising from sale-leaseback transactions do not represent future net cash inflows or outflows of the Company.

     Aggregate maturities of notes receivable and obligations under capital leases arising from sale-leaseback transactions outstanding as of May 31, 1996 are as follows (in thousands):

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET

6.   Notes  Receivable  and  Obligations   Under  Capital  Leases  Arising  from
     ---------------------------------------------------------------------------
     Sale-leaseback Transactions, continued
     ---------------------------

                                                       Notes
           Years Ending May 31                       Receivable     Obligations
                                                     ----------     -----------

                1997                                   $ 7,666        $ 7,673
                1998                                       743            748
                                                       -------        -------
                                                       $ 8,409        $ 8,421
                                                       =======        =======

     Notes receivable and obligations arising from sale-leaseback transactions bear interest at rates ranging from 10% to 12%.

7.   Significant Customer and Concentration of Credit Risk
     -----------------------------------------------------

     One customer accounted for 42% of the Company's revenues in fiscal year 1996. No customer accounted for at least 10% of the Company's revenues in fiscal years 1995 and 1994.

     The Company leases various types of equipment to companies in diverse industries throughout the United States. To minimize credit risk, the Company generally leases equipment to (i) companies that have a credit rating of not less than Baa as determined by Moody's Investor Services, Inc., or comparable credit ratings as determined by other recognized credit rating services, or (ii) companies, which although not rated by a recognized credit rating service or rated below Baa, are believed by the Company to be sufficiently creditworthy to satisfy the financial obligations under the lease.

     At May 31, 1996, equipment under OLs and DFLs owned by the Company was leased to companies with the following credit ratings:

                                                             Percentage of the
                                                             net book value of
                Credit Rating                              equipment under lease
                -------------                              ---------------------

     Baa (or equivalent) or above                                 91%
     Below Baa (or equivalent)                                     1
     In bankruptcy (see Footnote 15 to Notes to
       Consolidated Financial Statements)                          8
                                                                 ---
                                                                 100%
                                                                 ===

8.   Discounted Lease Rentals
     ------------------------

     Discounted lease rentals outstanding at May 31, 1996 bear interest at rates between 5% to 17%. Aggregate maturities of such non-recourse obligations are (in thousands):

           Years Ending May 31:

                1997                                       $ 28,870
                1998                                         15,664
                1999                                          7,648
                2000                                          3,146
                                                           --------
                                                           $ 55,328
                                                           ========
                                      C-36

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET

9.   Recourse Bank Debt
     ------------------

     The Company extended its recourse bank debt and revolving credit facilities (the "Bank Facility") on January 31, 1996. The lender group currently consists of Norwest Bank Colorado, National Association, Agent, Norwest Equipment Finance, Inc., Collateral Agent, Wells Fargo Bank, N.A., The Sumitomo Bank, Limited and The First National Bank of Boston. The Borrower under the Bank Facility is Capital Associates International, Inc. ("CAII"), a wholly-owned subsidiary of the Company.

     The Bank Facility consists of three components, a term loan facility (the "Term Loan"), a revolving working capital credit facility (the "Working Capital Facility") and a revolving warehousing credit facility (the "Warehouse Facility"). The principal terms of the three facilities are as follows (in thousands):

                                                                Working Capital
                                         Term Loan                 Facility            Warehouse Facility           Total Borrowings
                                         ---------                 --------            ------------------           ----------------
     Maturity Date                    November 30, 1997       November 30, 1996        November 30, 1996                 N/A
     Maximum amount                       $ 13,000                 $  5,000            lesser of $ 32,000                N/A
                                                                                       or borrowing base
     Borrowings at
       May 31, 1996                          6,500                        0                    11,038                 $  17,538
                                        ----------                 --------                 ---------                 =========
     Potential availability  at
       May 31, 1996                         N/A                    $  5,000                  $ 20,962                    N/A
                                        ==========                 ========                  ========

     Borrowings at May 31, 1995           $ 10,833                 $  1,531                  $ 12,156                 $  24,520
                                        ==========                 ========                  ========                 =========

     Interest rate at
       May 31, 1996                 Prime* plus .75%**          Prime* plus .75%        Prime* plus .50%


      *  Agent's Prime at May 31, 1996 was 8.25%.

     ** As required by the Bank Facility, CAII has acquired, at its own cost (of $59,500), a 36-month interest rate cap contract at 10.5% with respect to 50% of the principal balance of the Term Loan.

     Principal reductions under the Term Loan are scheduled to occur as follows (in thousands):

         Fiscal year ending May 31, 1997                             $  4,333
         Fiscal year 1998 through November 30, 1997                     2,167
                                                                     --------

                                                                     $  6,500
                                                                     ========

     The Bank Facility (1) is collateralized by all of CAII's assets and (2) is senior, in order of priority, to all of CAII's indebtedness, subject to certain limited exceptions. The Company and certain of the Company's and CAII's subsidiaries have guaranteed CAII's obligations under the Bank Facility and have pledged all of their assets, with limited exceptions, to collateralize their guarantees. The Bank Facility restricts CAII's ability to pay dividends or loan or advance funds to the Company.

     As of May 31, 1996, the Company was in compliance with the terms of the Bank Facility.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET

10.  Related Parties
     ---------------

     PIFs:

     The Company sponsors or co-sponsors seven PIFs that purchase equipment under lease from the Company. The Company, through its PIF general partner subsidiaries, acts as either a general partner or co-general partner of each PIF for which it receives general partner distributions and management fees. The Company, through CAII, also acts as the Class B limited partner of each PIF for which it receives Class B limited partner distributions. The Class B limited partner is required to make subordinated limited partnership investments in the PIFs. The Class B limited partner made approximately $0.3 million of cash contributions during the fiscal year ended May 31, 1996 and has a maximum remaining obligation to make further cash contributions of approximately $0.5 million for all of the existing PIFs (which relates solely to CPYF IV). Also, as of May 31, 1996, the Company sold approximately $1 million of equipment under lease to CPYF IV for a note receivable that was paid on June 13, and July 11, 1996.

11.  Income Taxes
     ------------

     Significant components of the Company's deferred tax liabilities and assets as of May 31, 1996 were as follows (in thousands):

                                                                          1996
                                                                        --------

     Deferred income tax liabilities:
       Direct finance leases accounted for as operating leases for income tax purposes, and equipment depreciation for tax
         purposes in excess of financial reporting depreciation         $ 2,000
       Residual values and other receivables arising from equipment under lease sold to private investors recognized for financial
         reporting purposes, but not for tax reporting purposes           1,300
                                                                        -------
       Total deferred income tax liabilities                              3,300
                                                                        -------
     Deferred income tax assets:
       Other assets and liabilities, net                                  1,800
       Investment tax credit carryforwards                                1,900
       AMT credit carryforwards                                           3,300
                                                                        -------
       Total deferred income tax assets                                   7,000
     Valuation allowance for deferred income tax assets                  (1,800)
                                                                        -------
       Net deferred income tax assets                                     5,200
                                                                        -------
     Net deferred income tax asset (liability)                          $ 1,900
                                                                        =======

     The Company has established a valuation allowance for deferred taxes due to the uncertainty that the full amount of the ITC carryforward will be utilized prior to expiration. The Company believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the remaining deferred tax assets.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET

11.  Income Taxes, continued
     ------------

     At May 31, 1996, the Company had an ITC carryforward of $1.9 million, net, which expires from 1997 through 2001, and AMT credits of $3.3 million. Under present federal tax law, AMT credits may be carried forward indefinitely and may be utilized to reduce regular tax liability to an amount equal to AMT liability.

12.  Common and Preferred Stock
     --------------------------

     The Company has authority to issue 2,500,000 shares of preferred stock at $0.008 par value. At May 31, 1996, no shares of preferred stock had been issued.

     Reverse Split

     On November 2, 1995, after obtaining the necessary Board of Director and stockholder approvals, the Company amended its Certificate of Incorporation to effect a reverse split of its common stock pursuant to which each share of common stock issued and outstanding immediately prior to the effective date of the reverse split was automatically reclassified as, and changed into, one-half (1/2) share of common stock. The reverse split did not change (1) the par value of the common stock (which remains $.008 per share after the reverse split), (2) the authorized number of shares of common stock (which remains at 15,000,000 shares after the reverse split) or (3) the voting rights of the common stock (which remain at one vote per share of common stock after the reverse split). Fractional shares of common stock created in the reverse split were redeemed for cash pursuant to the formula set forth in the Certificate of Amendment to the Certificate of Incorporation of the Company. Accordingly, all share and per share data, as appropriate, reflect the effects of this reverse split for all periods presented.

     Change in Control of Registrant

     On November 10, 1995, MCC Financial ("MCC") acquired voting control of the Company through a private stock transaction and the delivery of proxies for shares of common stock subject to purchase in the future pursuant to agreements (the "Stock Purchase Agreements") executed by and between MCC and the Company's Principal Stockholders.

     Pursuant to these Stock Purchase Agreements, MCC acquired 65,120 shares of common stock for a purchase price of $3.30 per share or an aggregate amount of $214,896. In addition, MCC acquired the right to purchase an additional 1,245,000 shares of common stock in the future for an aggregate purchase price of approximately $4.5 million.

     On January 9 and 10, 1996, MCC completed the purchase of 550,000 shares of common stock for a purchase price of $3.30 per share or an aggregate amount of $1,815,000.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET

13.  Stock Options
     -------------

     The Company has a qualified incentive stock option plan whereby stock options may be granted to employees to purchase shares of the Company's common stock at prices equal to 100% of the estimated fair value at the date of grant. The Company has a non-qualified plan covering all directors except the CEO.

     At May 31, 1996, the Company had 693,000 options outstanding, of which 641,000 were exercisable at prices ranging from $0.68 and $2.4376.

14.  Legal Proceedings
     -----------------

     MBANK LITIGATION. The MBank Litigation was settled on August 16, 1995 with the exception of the claims asserted by Bank One, N.A., ("Bank One") in its first amended complaint ("Bank One's Amended Complaint"). Bank One's Amended Complaint does not assert any money damage claims against the Company. The Company has filed a motion requesting dismissal of the claims asserted against the Company in Bank One's Amended Complaint. As of July 16, 1996, the court has not ruled on (i) the Company's motion or (2) the pending summary judgment motions of Bank One and FDIC concerning ownership of the equipment.

     On August 23, 1995, the Company received $10.8 million in settlement of its claims in connection with the MBank Litigation. In accordance with the terms of the settlement, on August 28, 1995, the Company delivered $2.2 million to Bank One in repayment of the monies received from Bank One in 1992 (along with interest thereon). On September 8, 1995, Bank One, which is pursuing its lawsuit to obtain title to the MBank Equipment, rejected the tender and returned the $2.2 million to the Company (while purporting to reserve all rights to make a claim to such funds in the future). On September 12, 1995, the Company deposited the $2.2 million returned by Bank One in an escrow account with Norwest Bank, N.A., pending resolution of Bank One's ongoing claims.

     HEMMETER LITIGATION. In June 1995, Grand Palais Riverboat, Inc. (the "Lessee"), failed to make lease payments due under its lease with the Company. In July 1995, the Lessee filed for bankruptcy protection. In October 1995, the Company obtained a judgment against the Guarantors
     (Hemmeter Enterprises, Inc., two subsidiaries and two individual guarantors) for the amounts due under the lease plus fees and late charges, in the total amount of approximately $4 million. In November 1995, the corporate Guarantors filed for bankruptcy protection.

     In the fourth quarter of fiscal year 1996, the Company finalized a settlement agreement with the corporate Guarantors in connection with the payment of the Company's judgment and settlement of other pending claims by the Company. Pursuant to the settlement agreement, the Company received two promissory notes, one payable over two and one-half years and one payable over five years, for the judgment amount plus interest at 9% per annum. Payments received by the Company from the sale of the equipment on lease to the Lessee (discussed in the following paragraph) are to be credited against payments due under the five-year note.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET

14.  Legal Proceedings, continued
     -----------------

     During the fourth quarter of fiscal year 1996, the Company finalized an agreement to sell the equipment which had been leased to the Lessee to the purchaser of the Lessee's riverboat gaming operations for approximately $2.5 million. The purchase price will be paid pursuant to the terms of an eighteen month promissory note in monthly installments (or in a lump-sum payment of approximately $2.3 million to be paid not later than August 1, 1996 in full satisfaction of the note) and is secured by a first priority security interest in the equipment.

     OTHER LITIGATION. The Company is also involved in routine legal proceedings incidental to the conduct of its business. Management believes that none of these legal proceedings will have a material adverse effect on the financial condition or operations of the Company.

15.  Commitments
     -----------

     The Company leases office space under  long-term  non-cancelable  operating
     leases.   The  leases  contain  renewal  options  and  provide  for  annual escalation for utilities, taxes and service costs.

     Minimum future rental payments required by such leases are as follows (in thousands):

         Year Ending May 31,

           1997                                                $   429
           1998                                                    377
           1999                                                    350
           2000                                                    321
                                                               -------
                                                               $ 1,477
                                                               =======

16.  Disclosures about Fair Value of Financial Instruments
     -----------------------------------------------------

     The following disclosure of the estimated fair value of financial instruments was made in accordance with Statements of Financial Standards No. 107 ("SFAS No. 107"), Disclosures about Fair Value of Financial Instruments. SFAS No. 107 specifically excludes certain items from its disclosure requirements such as the Company's investment in leased assets. Accordingly, the aggregate fair value amounts presented are not intended to represent the underlying value of the net assets of the Company.

     The carrying amounts at May 31, 1996 for cash and cash equivalents, accounts receivable, residual values and other receivables arising from equipment under lease sold to private investors, recourse bank debt and accounts payable and other liabilities approximate their fair values due to the short maturity of these instruments, or because the related interest rates approximate current market rates.

     As of May 31, 1996, discounted lease rentals and discounted lease rentals assigned to lenders arising from equipment sale transactions of $55,328,000 and $35,498,000, respectively, have fair values of $54,460,000 and $34,941,000, respectively. The fair values were estimated utilizing market rates of comparable debt having similar maturities and credit quality as of May 31, 1996.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
                             (Dollars in thousands)

                                     ASSETS
                                                                    November 30,
                                                                       1996
                                                                    ------------

     Cash and cash equivalents                                      $   3,069
     Receivables from affiliated limited partnerships                     795
     Accounts receivable, net                                             650
     Equipment held for sale or re-lease                                   37
     Residual values and other receivables arising from
         equipment under lease sold to private investors                4,445
     Net investment in direct finance leases                           12,150
     Leased equipment, net                                             62,236
     Investments in affiliated limited partnerships                     7,785
     Other                                                              2,887
     Deferred income taxes                                              1,721
     Notes receivable arising from sale-leaseback transactions          3,690
     Discounted lease rentals assigned to lenders arising from
         equipment sale transactions                                   32,669
                                                                    ---------
                                                                    $ 132,134
                                                                    =========

                           LIABILITIES AND STOCKHOLDERS' EQUITY

     Recourse bank debt                                             $  18,862
     Accounts payable - equipment purchases                            26,502
     Accounts payable and other liabilities                            10,106
     Obligations under capital leases arising from sale-leaseback
         transactions                                                   3,698
     Discounted lease rentals                                          49,832
                                                                    ---------
                                                                      109,000
                                                                    ---------
     Stockholders' equity:
         Common stock                                                      32
         Additional paid-in capital                                    16,894
         Retained earnings                                              6,506
         Treasury stock                                                  (298)
                                                                    ---------
              Total stockholders' equity                               23,134
                                                                    ---------
                                                                    $ 132,134
                                                                    =========


                   The accompanying notes are an integral part
                       of this consolidated balance sheet.

                    CAPITAL ASSOCIATES, INC. AND SUBSIDIARIES
                       NOTES TO CONSOLIDATED BALANCE SHEET
                                   (Unaudited)


1.   Basis of Presentation
     ---------------------

     The accompanying unaudited consolidated balance sheet has been prepared in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, it does not include all of the information and disclosures required by generally accepted accounting principles for annual balance sheet. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. For further information, please refer to the financial statements of Capital Associates, Inc. (the "Company"), and the related notes, included within the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1996 (the "1996 Form 10-K"), previously filed with the Securities and Exchange Commission.

                                                                       EXHIBIT D


                            PRIOR PERFORMANCE TABLES

    The following unaudited Tables update certain information relating to the six prior public programs sponsored by CAI. See "PERFORMANCE OF PRIOR INVESTMENT PROGRAMS" in the text of the Prospectus and Exhibit B to the Prospectus for earlier information about such programs. All of the six prior public programs were structured as limited partnerships, purchased a diversified portfolio of equipment subject to Triple Net Leases to the end users of such equipment, reinvested substantial portions of cash from operations by purchasing additional equipment subject to Triple Net Leases and expect to liquidate their portfolios and make liquidating distributions to investors within eight years of the date their respective offering period is terminated. Thus, they have investment objectives similar to those of the Partnership.

    The Tables consist of:

TABLE I Experience in Raising and Investing Funds: Presents general information relating to prior partnerships.

TABLE II Compensation to General Partner and Affiliates: Summarizes compensation paid in connection with prior partnerships.

TABLE III           Annual  Operating   Results:  Summarizes  certain  operating
                    results for the last five years for each prior partnership.

TABLE IV            Sales or Dispositions of Equipment by Prior Public Programs:
                    Summarizes sales proceeds, profit or loss and holding periods for equipment sold.

TABLE V Historic Cash Distributions: Presents annual gross cash distributions for each prior partnership.

TABLE VI Historic Taxable Gain (Loss): Presents gross annual taxable gain (loss) for each prior partnership.

TABLE VII           Information Regarding Prior Program Lessees:  Lists names of
                    Lessees and distribution of equipment by industry.

PURCHASERS OF UNITS WILL HAVE NO OWNERSHIP INTEREST IN THE INVESTMENTS DESCRIBED IN THE FOLLOWING TABLES. PROSPECTIVE INVESTORS SHOULD NOT CONSTRUE THE INCLUSION OF THIS INFORMATION AS INDICATIVE OF THE POSSIBLE OPERATIONS OF THE PARTNERSHIP.

                                     TABLE I
                    Experience in Raising and Investing Funds
                           (on a Percentage Basis)(1)
                                   (Unaudited)
                             As of December 31, 1996
                                   Page 1 of 2



                                                 Leastec                                   PaineWebber              Capital
                                               Income Fund               Northstar          Preferred              Preferred
                                                    V                  Income Fund I        Yield Fund             Yield Fund
                                               -----------             -------------        ----------             ----------


     Dollar Amount Offered                   $   55,000,000          $ 150,000,000         $ 75,000,000         $ 100,000,000
     Dollar Amount Raised (100%)             $   50,368,000          $  52,401,000         $ 71,064,000         $  63,660,750

     Less Offering Expenses:
       Selling Commissions                               10.00%                 10.00%                9.70%                10.00%
       Retained by Affiliates                             0.00%                  0.00%                0.00%                 0.00%
       Organizational Expenses                            0.26%                  0.00%                0.00%                 0.00%
       Offering Expenses                                  4.74%                  3.00%(2)             3.00%(2)              3.14%(2)
     Reserves                                             0.00%                  1.00%                0.25%                 0.00%
                                             -----------------       ----------------      ---------------      ----------------
     Percent Available for Investment                    85.00%                 86.00%               87.05%                86.86%

     Acquisition Costs:
       Cash Down Payment                                 81.69%                 83.85%               84.88%                83.47%
       Acquisition Fees                                   3.31%                  2.15%                2.17%                 3.39%
                                             -----------------          ----------------   ---------------      ----------------
     Total Acquisition Cost(3)                           85.00%                 86.00%               87.05%                86.86%

     Percent Leverage (4)                                39.00%                  0.00%                0.00%                45.00%
     Date Offering Began                              10/01/87               11/23/88              05/21/90             01/05/90
     Length of Offering                                24 mos.                 6 mos.                11 mos.              24 mos.
     Months to Invest 90% of Amount
       Available for Investment (measured
       from beginning of offering)                     26 mos.                 6 mos.                22 mos.              28 mos.



(1) The percentages are based on the assumption that all fees and expenses of the offering were paid from the proceeds of the offering and not from the proceeds of borrowings.
(2)  Combined Organizational and Offering Expenses.
(3)  Includes amounts allocated to working capital reserves.
(4) Percentage leverage is calculated by dividing the principal amount of indebtedness by the total cost of the equipment.

                                     TABLE I
                    Experience in Raising and Investing Funds
                           (on a Percentage Basis)(1)
                                   (Unaudited)
                             As of December 31, 1996
                                   Page 2 of 2



                                          Capital                Capital
                                         Preferred              Preferred
                                        Yield Fund II         Yield Fund III
                                        -------------         --------------


     Dollar Amount Offered              $ 65,000,000         $ 50,000,000
     Dollar Amount Raised (100%)        $ 33,943,500         $ 50,000,000
     Less Offering Expenses:
       Selling Commissions                        10.00%               10.00%
       Retained by Affiliates                      0.00%                0.00%
       Organizational Expenses                     0.00%                0.00%
       Offering Expenses                           4.37%(2)             4.37%(2)
     Reserves                                      1.00%                1.00%
     Percent Available for Investment   ---------------      ---------------
                                                  84.63%               84.63%
     Acquisition Costs:
       Cash Down Payment                          81.45%               81.82%
       Acquisition Fees                            3.18%                2.81%
                                        ---------------      ---------------
     Total Acquisition Cost(3)                    84.63%               84.63%

     Percent Leverage (4)                         43.34%               43.27%
     Date Offering Began                       04/15/92             04/16/94
     Length of Offering                         24 mos.              24 mos.
     Months to Invest 90% of Amount
       Available for Investment
      (measured from beginning of offering)     26 mos.              26 mos.


------------------------------

(1) The percentages are based on the assumption that all fees and expenses of the offering were paid from the proceeds of the offering and not from the proceeds of borrowings.

(2)  Combined Organizational and Offering Expenses.

(3)  Includes amounts allocated to working capital reserves.

4) Percentage leverage is calculated by dividing the principal amount of indebtedness by the total cost of the equipment.

                                    TABLE II
                 Compensation to General Partner and Affiliates
                                   (Unaudited)
                             As of December 31, 1996



                                        Leastec     Northstar   PaineWebber     Capital        Capital         Capital
                                        Income        Income     Preferred     Preferred      Preferred       Preferred      Other
                                        Fund V        Fund I     Yield Fund    Yield Fund   Yield Fund-II  Yield Fund-III  Programs
                                        ------        ------     ----------    ----------   -------------  --------------  --------


Date offering commenced                 10/01/87      11/23/88      5/21/90       1/05/90        4/15/92         4/16/94       -0-
Dollar amount raised                 $50,368,000   $52,401,000  $71,064,000   $63,660,750    $33,943,500     $50,000,000       -0-
Amount paid to General Partner and
Affiliates:
  Commissions(1)                       5,036,800     5,240,100    6,893,208     6,366,075      3,394,350       5,000,000       -0-
  Acquisition fees                     3,631,407     1,593,944    2,825,799     5,146,564      2,566,761       2,357,226       -0-
  Organization and offering expense    2,518,400     1,572,030    2,131,920     2,000,061      1,483,994       2,184,603       -0-
allowance
Dollar amount of cash generated
from operations before deducting
payments to General Partner and
Affiliates                            76,574,236    66,002,328   95,104,756   113,590,138     40,903,087      25,398,391       -0-
Amount paid to General Partner and
Affiliates from operations:
  Management fees                      4,591,210     1,992,260    3,597,678     6,751,339        966,888         553,966       -0-
  Reimbursements                       1,078,662       705,568      110,673       704,157        417,233         224,163       -0-
Dollar amount of property sales
before deducting payments to
General Partner and Affiliates        12,488,638    12,120,299   11,133,550    14,934,696      4,112,448         454,045       -0-
Amount paid to General Partner and
Affiliates from property sales:
  Resale fees                                -0-           -0-          -0-           -0-            -0-             -0-       -0-
  Management fees                            -0-           -0-          -0-           -0-            -0-             -0-       -0-
Promotional interest (cash             2,318,163     2,088,774    3,457,824     2,641,593        141,091          83,149  754,288(2)
distribution) to General Partner



--------------------
(1) Affiliates of the sponsor re-allocated $4,153,665;  $5,240,100;  $6,893,208;
    $5,577,777;   $2,980,399  and  $4,316,003  of  commissions  to  unaffiliated broker-dealers with respect to Leastec Income Fund V, Northstar Income Fund I, PaineWebber Preferred Yield Fund, Capital Preferred Yield Fund, Capital Preferred Yield Fund- II and Capital Preferred Yield Fund-III.
(2) Reflects aggregate payments to the sponsor in 1985 through 1993 with respect to nine other programs.

                                    TABLE III
                            Annual Operating Results
                      For the Year Ended December 31, 1996
                                   (Unaudited)
                                   Page 1 of 2



                                          Leastec      Northstar     PaineWebber       Capital         Capital           Capital
                                           Income       Income     Preferred Yield    Preferred       Preferred         Preferred
                                           Fund V       Fund I          Fund          Yield Fund    Yield Fund-II    Yield Fund-III
                                          -------      --------    ---------------    ----------    -------------    --------------


Gross Revenues                          $2,425,882   $1,826,527     $11,757,293     $ 9,969,567     $10,680,648        $17,134,300
Profit (loss) on sale of properties        525,245      940,938         572,568       1,350,258         189,435            110,831
Less: Operating expenses                   466,480      373,176       1,421,266       2,263,507       1,471,396            705,819
      Interest expense                     122,830           -0-        820,851         591,457       1,151,707          1,785,640
      Depreciation                       1,172,100    1,142,542       7,116,362       6,124,604       7,856,952         12,585,981
      Direct Services from
        General Partner(s)                  66,223       65,750          18,750         101,145         158,770             93,690
                                        ----------   ----------     -----------     -----------     -----------        -----------
Net income (loss)                        1,123,494    1,185,997       2,952,632       2,239,112         231,258          2,074,001
Taxable income (loss)                    2,036,484    1,753,483       2,012,679       1,193,887         643,311         (1,675,210)
   - from operations                     1,214,458      806,795         951,937       2,424,935         830,977         (1,810,672)
   - from gain (loss) on sale              822,026      946,688       1,060,742      (1,231,048)       (187,666)           135,462
Cash generated (deficiency)
  from operations                        2,546,972    2,368,893       8,857,119      11,544,754       9,887,732         17,781,264
Cash generated from sales                1,226,238    2,396,640       2,343,133       4,825,150       2,865,442            454,045
Cash generated from refinancing                 -0-          -0-             -0-              -0-             -0-             -0-
                                        ----------   ----------     -----------     -----------     -----------        -----------
Cash generated from operations,
  sales and refinancing                  3,773,210    4,765,533      11,200,252      16,369,904      12,753,174         18,235,309
Less cash distributions to investors:
   - from operating cash flows           2,403,187   4, 038,489       8,547,640      11,744,201       4,104,137          5,030,230
   - from sales and refinancing                 -0-          -0-             -0-             -0-             -0-                -0-
   - from other                                 -0-          -0-             -0-             -0-             -0-                -0-
                                        ----------   ----------     -----------     -----------     -----------        -----------
Cash generated (deficiency) after
  cash distributions                     1,370,023      727,044       2,652,612       4,625,703       8,649,037         13,205,079


                            Annual Operating Results
                      For the Year Ended December 31, 1996
                                   (Unaudited)
                                   Page 2 of 2



                                             Leastec      Northstar    PaineWebber       Capital         Capital          Capital
                                             Income         Income      Preferred       Preferred       Preferred        Preferred
                                             Fund V         Fund I      Yield Fund      Yield Fund    Yield Fund-II   Yield Fund-III
                                             ------         ------      ----------      ----------    -------------   --------------
Less Special items (not including
sales and refinancing):
   Purchase of equipment                          -0-           -0-      8,649,624       1,142,624       7,887,705       23,483,867
   Net change in partnership debt          1,339,784            -0-      1,585,298       5,048,721         842,214        4,794,494
   Other (1)                                  11,685            -0-       (792,092)        254,733         242,985       (9,097,350)
                                          ----------       -------    ------------      ----------       ---------       ----------
Cash generated (deficiency) after cash
distributions and special items               18,554       727,044      (6,790,218)     (1,820,375)       (323,867)      (5,975,932)
Tax & Distribution Data per $1,000
----------------------------------
Invested (2):
-------------
   Federal Income Tax Results:
   Ordinary income (loss)                         41            33              33              48              35              (31)
     -from operations                             22            11              15              26              25              (35)
     -from recapture                              19            22              18              22              10                4
   Capital gain (loss)                            (3)           (6)             (5)            (40)            (16)              (2)
Cash distribution to Investors
   Source (on GAAP basis):
     - investment income                       22.69         22.63           41.55           35.53            6.89            41.76
     - return of capital                       25.85         54.44           78.73          150.85          115.35            59.52
Source (on cash basis):
     - sales                                      -0-           -0-             -0-             -0-             -0-              -0-
     - refinancing                                -0-           -0-             -0-             -0-             -0-              -0-
     - operations                              48.54         77.07          120.28          186.38          122.24           101.28
     - other                                      -0-           -0-             -0-             -0-             -0-              -0-
Original portfolio remaining (3)                  22%          -20%             29%             40%             77%              99%
Current portfolio amount as a
percentage of original portfolio (4)              42%           10%            103%             71%            101%             142%


------------------------------


(1) Includes increases/decreases to direct finance leases and/or redemption of capital units.

(2) Excludes the units redeemed by the partnership pursuant to the Limited Partnership Agreement, if any.

(3) Original total acquisition cost of original equipment retained, divided by original total acquisition cost of all original equipment acquired.

(4) Current portfolio amount is calculated by dividing original cost of equipment portfolio at year end by total cost of the original equipment acquired.

                                    TABLE IV
           Sales or Dispositions of Equipment by Prior Public Programs
                                   (Unaudited)
                      For the Year Ended December 31, 1996
                                   Page 1 of 3

The following table sets forth the sales and dispositions of equipment by the Prior Public Programs on various types of equipment.


                                                                                                              Holding Period(4)
                                 Year                                      Excess       GAAP Profit        ----------------------
                                  of        Net         Unrecovered     (Deficiency)     (Loss) on          Average       Range
       Equipment                Sales   Proceeds (1)     Cost (2)       of Proceeds      Sales (3)         Term (mos.)   (Months)
       ---------                -----   ------------    -----------     ------------    -----------        -----------   --------
LEASTEC INCOME FUND V
---------------------
Data Processing Equipment        1996   $   171,959    $     (8,598)    $   180,557      $  96,608              60         27-92
Furniture & Fixtures             1996        69,464         (65,174)        134,638              0              60            60
Medical Equipment                1996       200,000         118,857          81,143        194,884              45            45
Transportation Equipment         1996       502,500          39,778         462,722        229,973              49            49
Mining Equipment                 1996       284,000        (137,626)        421,625          1,500              66         64-67
Manufacturing Equipment          1996           316         174,081        (173,765)           281              57         35-84
                                        -----------    ------------     -----------      ---------
     TOTALS                             $ 1,228,238    $    121,318     $ 1,106,920      $ 525,245
                                        ===========    ============     ===========      =========

NORTHSTAR INCOME FUND I
-----------------------
Manufacturing Equipment          1996   $ 1,341,965    $   (737,554)    $ 2,079,519      $ 452,931              50         35-80
Transportation Equipment         1996       235,000        (247,023)        482,023        171,991              49         41-54
Data Processing Equipment        1996       819,675        (558,036)      1,377,711        325,343              63         57-80
                                        -----------    ------------     -----------      ---------
           TOTALS                       $ 2,396,640    $ (1,542,613)    $ 3,939,253      $ 950,266
                                        ===========    ============     ===========      =========

PAINEWEBBER PREFERRED YIELD FUND
--------------------------------
Data Processing Equipment        1996   $   132,940    $    (81,360)    $   214,300      $ 134,267              46         36-66
Manufacturing Equipment          1996     1,139,072         (85,765)      1,224,837        326,439              56         24-79
Transportation Equipment         1996        74,900            (546)         75,446         33,297              53            53
Office Technology Equipment      1996        50,000        (125,869)        175,869         42,983              66         63-69
Furniture & Fixtures             1996       873,142         941,864         (68,723)             0              26            26
Medical Equipment                1996        59,000        (202,391)        261,391         32,517              51         12-66
                                        -----------    ------------     -----------      ---------
     TOTALS                             $ 2,329,054    $    445,933     $ 1,883,121      $ 569,502
                                         ===========   ============     ===========      =========


                                    TABLE IV
           Sales or Dispositions of Equipment by Prior Public Programs
                                   (Unaudited)
                      For the Year Ended December 31, 1996
                                   Page 2 of 3

                                                                                                              Holding Period(4)
                                 Year                                      Excess       GAAP Profit        ----------------------
                                  of        Net         Unrecovered     (Deficiency)     (Loss) on          Average       Range
       Equipment                Sales   Proceeds (1)     Cost (2)       of Proceeds      Sales (3)         Term (mos.)   (Months)
       ---------                -----   ------------    -----------     ------------    -----------        -----------   --------
CAPITAL PREFERRED YIELD FUND
----------------------------
Data Processing Equipment        1996    $   393,218    $    21,555    $    371,662     $   182,502              40        27-68
Manufacturing Equipment          1996      3,771,978        282,409       3,489,570         912,656              49        19-71
Transportation Equipment         1996         63,299          9,592          53,707          31,550              48        38-57
Mining Equipment                 1996        125,000         21,944         103,056               0              59           59
Furniture & Fixtures             1996        515,332       (110,930)        626,262         267,228              57        24-70
Medical                          1996              0        (30,544)         30,544               0              66           66
                                         -----------    -----------    ------------     -----------
        TOTALS                           $ 4,868,827    ($  194,026)   $  4,674,801     $ 1,393,936
                                         ===========    ===========    ============     ===========

CAPITAL PREFERRED YIELD FUND II
-------------------------------
Data Processing Equipment        1996    $   804,414    $ 2,558,463    $ (1,754,049)    $    58,458              33        22-44
Manufacturing Equipment          1996        551,300        141,853         409,447           4,760              36        35-38
Furniture & Fixtures             1996        889,990          8,752         881,239           7,132              36        26-43
Transportation Equipment         1996        336,738        158,314         178,423         104,523              26           26
Medical Equipment                1996        283,000        113,251         169,749          15,009              38        37-38
                                         -----------    -----------    ------------     -----------
        TOTALS                           $ 2,865,442    $ 2,980,634    $   (115,192)    $   189,883
                                         ===========    ===========    ============     ===========

CAPITAL PREFERRED YIELD FUND-III
--------------------------------
Manufacturing Equipment          1996    $    53,730    $   187,328    $   (133,598)    $         0              21        21-22
Transportation Equipment         1996        311,123        215,873          95,251          93,520              15           15
Furniture and Fixtures           1996         77,795         62,714          15,081           9,833              11           11
Data Processing Equipment        1996         11,397          5,530           5,867           7,478              12           12
                                         -----------    -----------    ------------     -----------
        TOTALS                           $   454,045    $   471,445    $    (17,399)    $   110,831
                                         ===========    ===========    ============     ===========


---------------
(1)  Proceeds received at disposition, net of direct selling cost.
(2)  Original equipment investment less rents received from operations.
(3) Net proceeds received at disposition less the net book value of the equipment at time of disposition.
(4) Holding Period is the number of months the assets are owned by the Partnership. This is expressed as the average period for assets sold and the range from shortest to longest period for assets sold.

                                    TABLE IV
           Sales or Dispositions of Equipment by Prior Public Programs
                                   (Unaudited)
                             As of December 31, 1996
                                     3 of 3


     The following table sets forth the total annual ordinary and capital gains from the sales and disposition of equipment by the Prior Public Programs.

                                                        Ordinary       Capital
                                                       Gain/(Loss)   Gain/(Loss)
                                                       -----------   -----------

Leastec Income Fund V
     1996..........................................  $    822,026        $ 0


Northstar Income Fund I
     1996..........................................  $    946,688        $ 0


PaineWebber Preferred Yield Fund
     1996..........................................  $  1,060,742        $ 0


Capital Preferred Yield Fund
     1996..........................................  $ (1,231,048)       $ 0


Capital Preferred Yield Fund-II
     1996..........................................  $   (187,666)       $ 0


Capital Preferred Yield Fund-III
     1996..........................................  $    135,462        $ 0

                                     TABLE V
                           Historic Cash Distributions
                                   (Unaudited)
                      For the Year Ended December 31, 1996
                                   Page 1 of 4

Leastec Income Fund V
---------------------
                               Class A               Class B
    General Partner(s)     Limited Partners      Limited Partners        Total
    ------------------     ----------------      ----------------        -----
     $ 122,105               $  2,320,000          $      -0-       $  2,442,105


Northstar Income Fund I
-----------------------
                               Class A               Class B
    General Partner(s)     Limited Partners      Limited Partners        Total
    ------------------     ----------------      ----------------        -----
     $ 157,559               $  4,112,842          $ 231,276        $  4,501,676


PaineWebber Preferred Yield Fund (as of September 30, 1996)
--------------------------------

                               Class A               Class B
    General Partner(s)     Limited Partners      Limited Partners        Total
    ------------------     ----------------      ----------------        -----
     $ 525,812               $  9,118,932          $ 871,487        $ 10,516,231


Capital Preferred Yield Fund
----------------------------
                               Class A               Class B
    General Partner(s)     Limited Partners      Limited Partners        Total
    ------------------     ----------------      ----------------        -----

     $ 544,780               $ 10,960,526          $ 600,923        $ 12,106,229


Capital Preferred Yield Fund-II
-------------------------------
                               Class A               Class B
    General Partner(s)     Limited Partners      Limited Partners        Total
    ------------------     ----------------      ----------------        -----

     $  41,018               $  4,024,490          $  36,300        $  4,101,808


Capital Preferred Yield Fund-III
--------------------------------
                               Class A               Class B
    General Partner(s)     Limited Partners      Limited Partners        Total
    ------------------     ----------------      ----------------        -----

     $  51,487               $  5,052,804          $  50,389        $  5,154,680

                                     TABLE V
                           Historic Cash Distributions
                                   (Unaudited)
                      For the Year Ended December 31, 1996
                                   Page 2 of 4


The following tables compare the distributions paid, income or loss allocated for tax purposes and cumulative income/loss for tax purposes for a $10,000 investment in each of the funds listed below, assuming that such investment was made on the investment date indicated in parenthesis in the heading for each table. Tax losses allocated for a particular year are carried forward and may shelter tax income generated in subsequent years.


                             Leastec Income Fund V (11/16/87)
           ------------------------------------------------------------------
           Distributions                 Income/                  Cumulative
               Paid                       Loss                    Income/Loss
           -------------               ------------               -----------

1987         $    138.63               ($   291.94)              ($   291.94)
1988            1,150.52                 (1,831.75)                (2,123.69)
1989            1,200.02                        0                  (2,123.69)
1990            1,200.01                   (350.29)                (2,473.98)
1991            1,300.00                    175.55                 (2,298.43)
1992            1,400.04                    504.37                 (1,794.06)
1993            1,500.00                    211.64                 (1,582.42)
1994            1,046.31                  1,026.97                   (555.45)
1995              344.70                  1,202.92                    647.47
1996              468.00                    381.00                  1,028.00


                             Northstar Income Fund (12/08/88)
           ------------------------------------------------------------------
           Distributions                 Income/                  Cumulative
               Paid                       Loss                    Income/Loss
           -------------               ------------               -----------

1987            $      0                     $   0                    $    0
1988                   0                         0                         0
1989            1,380.56                     83.74                     83.74
1990            1,493.41                   (282.96)                  (199.22)
1991            1,769.38                    258.68                     59.46
1992            1,400.00                    488.24                    547.70
1993            1,400.00                    295.33                    843.03
1994            1,407.66                    410.75                  1,253.78
1995              859.53                    377.59                  1,631.37
1996              785.00                    274.00                  1,905.00

                                     TABLE V
                           Historic Cash Distributions
                                   (Unaudited)
                      For the Year Ended December 31, 1996
                                   Page 3 of 4


                            PaineWebber Preferred Yield Fund
           ------------------------------------------------------------------
           Distributions                 Income/                  Cumulative
               Paid                       Loss                    Income/Loss
           -------------               ------------               -----------

1990          $   735.33               ($   377.00)               ($  377.00)
1991            1,398.75                   (296.00)                  (673.00)
1992            1,400.00                    257.00                   (416.00)
1993            1,400.00                    317.00                     99.00
1994            1,400.00                    134.00                     35.00
1995            1,400.00                  1,838.00                  1,873.00
1996            1,400.00                    276.00                  2,149.00


                         Capital Preferred Yield Fund (01/24/90)
           ------------------------------------------------------------------
           Distributions                 Income/                  Cumulative
               Paid                       Loss                    Income/Loss
           -------------               ------------               -----------

1990           $1,029.03                ($1,825.54)               ($1,825.54)
1991            1,200.01                   (192.71)                (2,018.25)
1992            1,200.01                  1,373.04                   (645.21)
1993            1,291.50                  1,110.59                    465.38
1994            1,299.99                     92.81                    558.19
1995            1,299.99                    844.30                  1,402.49
1996            1,736.00                     82.00                  1,484.00


                         Capital Preferred Yield Fund-II (05/04/92)
           ------------------------------------------------------------------
           Distributions                 Income/                  Cumulative
               Paid                       Loss                    Income/Loss
           -------------               ------------               -----------

1990          $        0               $         0               $         0
1991                   0                         0                         0
1992              662.29                    158.21                    158,21
1993            1,200.00                 (1,661.33)                (1,503.12)
1994            1,200.00                   (572.78)                (2,075.90)
1995            1,200.00                    320.09                 (1,755.81)
1996            1,200.00                    197.00                 (1,559.00)

                                     TABLE V
                           Historic Cash Distributions
                                   (Unaudited)
                      For the Year Ended December 31, 1996
                                   Page 3 of 4

                             Capital Preferred Yield Fund-III (04/29/94)
            ------------------------------------------------------------------
            Distributions                 Income/                 Cumulative
                Paid                       Loss                   Income/Loss
            -------------               ------------              -----------

1994         $   612.50                 ($ 753.87)              ($   753.87)
1995           1,050.00                   (961.60)                (1,715.47)
1996           1,050.00                   (334.00)                (2,049.00)

                                    TABLE VI
                          Historic Taxable Gain (Loss)
                                   (Unaudited)
                      For the Year Ended December 31, 1996


Typically, the Partnerships have generated taxable losses to be allocated to their partners during the first two years of operations. After that taxable income is allocated to the partners annually.



                                                        PaineWebber        Capital         Capital           Capital
                 Leastec            Northstar            Preferred        Preferred       Preferred         Preferred
Date          Income Fund V       Income Fund I          Yield Fund       Yield Fund     Yield Fund-II     Yield Fund-III
----          -------------       -------------         -----------       -----------    -------------     --------------

1996           $ 2,036,484        $   1,753,483         $ 2,012,679       $ 1,193,887      $ 643,311        $ (1,675,210)




                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 1 of 10

The following is a list of all Lessees of Equipment owned by Capital Preferred Yield Fund as of December 31, 1996:

AO Smith Corp.                                 E I Dupont
Addington                                      Embrex
Aetna Life                                     Empire Blue Cross
Air National Guard                             Exel Logistics
Alliant Techsystems                            Federal Paper Board
Allied Signal                                  Financial News Network
American Freightways                           First Bank of IL
AMPCO Pittsburgh                               FMC Corp
Anchor Glass                                   Ford Motor Company
Apache Corporation                             Fourth Financial Corp
Apple River Hospital                           Fred Meyer
Aristech Chemical                              GE (Aero)
Avon                                           GE (Transport)
Ball Corp.                                     General Electric
Bartow Memorial Hospital                       General Felt
BioSafe, Inc.                                  General Motors Corporation
Boeing Computer                                Georgia Power
Boston University                              Glamis Gold
BSE Management                                 GM Powertrain
Branham & Baker Coal                           Goodyear
Cablec Corporation                             Gottschalks, Inc.
Carrier Corp.                                  Gould, Inc.
Chambers Development                           HM Investment
Chrysler Corp.                                 Hamline University
Citibank N.A.                                  Hartford Fire
Commercial Union Insurance                     Hartz Foods
Community General Hospital                     Helvetia Coal
Compression Labs                               Henry General Hospital
Computer Science                               Hoyle, Morris & Kerr
Con Agra                                       HP Casino Management
Conner Peripherals                             HP, Inc.
Consolidated Diesel                            Hughes Aircraft
Costain Coal                                   Hughes Network
Cyprus Tonopah Mining                          Hyplains Beef
Danskin, Inc.                                  IBM
Door County Hospital                           ICF
Dow Chemical                                   ICI Americas
Dun & Bradstreet                               International Rectifier

                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 2 of 10

Isomedix                                        Quaker Fabric
ITO Corp of Baltimore                           Quality Products
Jamesway Corp                                   Ralph's Grocery
Kaiser Cement                                   Reliance Insurance
Key Services                                    Rorer Group
Kimberly-Clark                                  Rose Acres Farm
Kraft                                           Savannah Electric
Lakeview Hospital                               Sarif, Inc.
LAM Research                                    Schneider National
Lever Brothers                                  Science Applications
Lockheed                                        Sears Technology
Louisiana Workers Comp.                         Shareholder Services
LSI Logic                                       Shell Mining
Marriott                                        Sigma Designs
Marshalls                                       Skywest Airlines
Maryland Casualty                               Smitty's Super Valu
Maxtor Corp.                                    Southern Pacific Trans
Miami Dade                                      Southwest Health Center
Miltope                                         Southwest Health Center
Motorola                                        Spring Arbor
McCray Memorial                                 Springfield Sugar & Products
National Recovery                               Standish Community
Neenah Foundry                                  Stater Brothers
Niagara Mohawk                                  Stress Management
Norcross Footwear                               The Company Store
North American Chemical                         Thompson Pipe & Steel
Norton Company                                  Thomson Saginaw
Occidental Chemical                             Timken Company
Otis Elevator                                   Tokos
Pentagon Systems                                Triad International
Phillips Petroleum                              TRW
Phoenix Mutual                                  Tyler Corp.
Plasma Quest                                    US Navy
Prudential                                      United Tech

                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 3 of 10

United Track (Wembley)                           Western Digital
United Waste                                     Wharf Resources
USS/Kobe Steel                                   Williamsport Hospital
Valley Camp Coal                                 Wisconsin Packaging
Wagner College                                   Woodward & Lothrup
Wayne Farms                                      Xerox

The percentage breakdown by the industry of Equipment owned and leased by Capital Preferred Yield Fund as of December 31, 1996:

Above Ground Mining        2.36        PBX Systems                   3.36
Agricul/Food Process       2.99        Periph-Controllers            0.96
Banking                    0.23        Periph-Disk                   3.68
Below Ground Mining        5.30        Periph-Printers               0.04
Boot Manufacturing         0.49        POS                           0.95
Communication              5.19        Printed Circuit Board         0.17
Construction               2.64        Research                      3.04
CPU'S DEC                  4.45        Semiconductor Test            4.13
CPU'S IBM                  3.62        Textile Equip.                1.25
CPU'S Other                1.87        Truck Leasing                 2.89
Desktop PC                 4.04        Transport Aircraft/Truck      5.29
Dry Vans                   0.56        Wafer Fabrication             5.37
Forklifts                  5.59        Warehousing                   0.97
Furniture                  5.44        Workstations                  3.32
Glass Packaging            1.16                                    ------
Grocery                    3.31                                    100.00
Loan                       2.02
Locomotives                0.64
Machine Tools              0.71
Maintenance                3.63
Manuf.-Other               2.70
Medical                    2.00
Misc. Packaging            0.73
Modular                    1.14
Networking Equipment       0.54
Office Automation          1.23

                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 4 of 10

The following is a list of all Lessees of Equipment owned by Capital Preferred Yield Fund-II as of December 31, 1996:

Alliant Techsystems, Inc.                   Lexmark International
Allied Waste Industries                     Londonderry
Anchor Glass                                LSI Logic
Atlantic Steel Industries                   Maryland Casualty
Auto Alliance                               Mascotech Braun
Barney's                                    Matsushita
Basic Vegetable Products                    Miami Dade
Blue Cross & Blue Shield                    Norcross Footwear
Chrysler Corporation                        Northern Telecom
Chyron Corporation                          Owens-Corning Fiberglass
CIBA Geigy                                  Pacific Coast Producers
Communicorp, Inc.                           Parke-Davis Pharmaceutical
Community General Hospital                  Pepperidge Farm
Consolidated Diesel                         Plexus Corporation
Danskin                                     Ralph's Grocery
Diamond Shamrock                            Robertshaw Controls Company
Dow Jones                                   Rose Acres Farm
Ernst Home Center                           Savannah Electric & Power
First Miss Steel                            Sears Technology
G.E. Industrial Power                       Smithfield Foods
G.E. (Aero-Eng)                             Solectron Corporation
G.E. Regional                               Southern Pacific
General Motors                              Southwestern States Bank
Georgia Power                               Staples
GM Powertrain                               State Street
Goodings Supermarket                        Stone Container
Hartford Fire                               Sybron Chemicals
H.E. Butt Grocery                           System One Information Management
HBO & Company                               Teledyne Industries, Inc.
Hexcel                                      Timken Company
Honeywell Space Systems                     Tip Top Nurseries, Inc.
HP Casino Management                        The Budd Company
IBM Corporation                             The Cerplex Group
ICI America's                               The Falkirk Mining Company
Ina Bearing Company                         The Forum Corporation
International Rectifier                     The Good Guys
ITO Corp.                                   The Stop and Shop Supermarkets
James D. Hughes Insurance                   Town of Wellsley
JP Food Service                             United States Sugar Corporation
Kaman Corporation                           United Technologies
Lever Brothers                              United Track Racing

                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 5 of 10


USS/Kobe Steel                              Whirlpool
Westinghouse                                Wolfe Nursery
Westchester County                          Walker Manufacturing
Wharf Resources                             Xerox


The percentage breakdown by the industry of Equipment owned and leased by Capital Preferred Yield Fund- II as of December 31, 1996:

Above Ground Mining        2.35         Modular                       1.78
Agricul/Food Process       1.16         Networking Equipment          4.06
Banking                    3.59         Office Automation             2.23
Boot Manufacturing         0.77         PBX Systems                   0.18
Communication              0.31         PC's Networking               0.23
Construction               2.18         PERIPH-Disk                   0.67
CPU's - DEC                0.16         PERIPH-Printers               0.92
CPU's-IBM                  0.32         PERIPH-Tape                   0.19
CPU's Other                6.42         Portable PC                   1.55
Desktop PC's              10.36         POS                           4.25
Forklifts                  9.31         Printed Circuit Board         5.44
Furniture                  1.05         Printing Equip.               0.01
Glass Packaging            1.55         Research                      1.03
Grocery FF&E               2.22         Retail                        2.92
Injection Molding          9.92         Semiconductor Test            4.54
Loan                       1.04         Textile Equip                 0.33
Locomotives                1.27         Track Leasing                 1.56
Medical                    0.96         Transport Trucks              3.64
Machine Tools              3.48         Wafer Fabrication             0.97
Manuf.-Semiconductor       0.11         Workstations                  2.26
Manuf.-Other               2.71                                    -------
                                                                    100.00

                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 6 of 10

The following is a list of all Lessees of Equipment owned by Capital Preferred Yield Fund-III as of December 31, 1996:

Acme Battery Manufacturing                     Compsource, Inc.
Alliant Techsystems, Inc.                      Consolidated Systems
Allied Waste Industries                        Consolidated Diesel
Allied Signal                                  Container Care
Alloy Polymers, Inc.                           Country Cupboard
Alterations Plus                               Crystal Ford & Mercury
American Laminates, Inc.                       D.L. Phillips Investment
American Assoc. of Retired People              DSL Transportation Service
Anchor Glass                                   Dairymans Cooperative
Appalachian Power                              David Tire Co.
Applied Radidogical Control                    Decamps, William
Applied Graphics                               Diamond Shamrock
Atlantic Steel                                 E&R, Inc.
Autry Greer & Sons, Inc.                       Eastern Associated Coal
Ball-Foster Glass Container                    Ebenoburg Power
Barber-Coleman Company                         Elmore-Pisgah, Inc.
Basic Vegetable                                Envirosafe Services
Bell South Telecommunications                  Equimed Leasing
Bickerstaff Imports                            Esselte Pendaflex Corp.
Bob King Pontiac GMC                           F&M Distributors
Bojangles Restaurants                          Feurer, Dennis
Bonar Fabrics                                  Fingerhut
Brickhouse Enterprises                         Floyd Marine Storage
Bristol-Myers Squibb                           Foote & Davis, Inc.
Brown Strauss Steel                            Freestate Petroleum
C&H Knit Products                              GM Powertrain
CT Harris, Inc.                                General Motors
Calgon Carbon                                  Georgetown Steel
Canoak USA                                     Georgia Power
Cardiac Pacemakers                             Good Times Drive Thru
Central Air Freight                            HBO & Company
Ceradyne, Inc.                                 HK Systems, Inc.
Champion Business Forms                        HP Casino Management
Chesebrough Ponds                              Haldex Corp.
Ciba Geigy                                     Harry's Farmer's Market
Columbus Southern Power                        Heilig Meyers

                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 7 of 10

     Hokkins Systemation                        McGavren Guild, Inc.
     Home Depot                                 McKay, Dave
     Honeywell                                  Merrit, Ford
     Hough Petroleum                            Midstate Construction
     Hyplains Beef                              Mount Pleasant Publishing
     IBM Corp.                                  National Beef Packing Co.
     ICI Americas                               National Broadcasting Co.
     In Home Health                             North American Packaging
     Indiana Michigan Power                     Ohio Power Company
     Indy Electronics                           Oklahoma Dept. of Tourism
     Interactive Marketing                      Pacific Coast Producers
     Intergraph                                 Peabody Coal Company
     International Paper Co.                    Perimeter Oil Company
     ITT Corporation                            Plexus Corp.
     ITT Automotive Electrical                  Pretech Corporation
     JJ Collins Sons, Inc.                      Prudential
     Jack Eckerd Company                        PTC Aerospace
     Kansas Oxide Corp.                         Quaker Coal Company
     Kelley, Donald                             Quality Oil Company
     Kentucky Power Co.                         Rainbow Marketers
     Kessel Food Markets                        Ralph's Grocery
     Keystone Consolidated                      Rawling Sporting Goods
     Keystone Investment  Management            Recycled Materials Company
     Kop. Flex, Inc.                            Riverside Chrysler Plymouth
     KOVCO                                      Roadmaster Corporation
     Lakeland Chrysler                          Rogers Petroleum
     Land O'Lakes                               Saturn Corp.
     Lane Steel, Inc.                           Scott Company
     Lever Brothers Company                     Sea-Lect Wholesale Seafood
     Louisiana Workers Compensation             Shapiro Packing
     Lucas Western                              Shoex, Inc.
     Lucas Industries                           Shroeder's Wholesale
     Lucent Technologies                        Silverado Foods
     Lykins Oil Co.                             Smoky Jennings Chevrolet
     Madden Services                            SOS Transport
     Major Brands                               Southway Tire & Automotive
     Marriott                                   Stampede Meat, Inc.
     Maryland Casualty                          Staples

                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 8 of 10

     Straight-Line Water Sports                 Trammel Crow Distribution
     System One Information Management          Tom's Tire & Service Center
     Television City                            Tracy-Locke
     Tennessee River                            Tricord Systems
     The Cerplex Group                          TRW
     The Hanson Whitmey Company                 United Artists Theatre
     The Foxboro Company                        United States Mineral
     The Iams Company                           USS/Kobe Steel
     The Warehouse, Inc.                        Valley Innovative Mgmt.
     The Falkirk Mining Company                 VFL Technology
     The Stop & Shop Supermarket                Visionart Design
     The Robert Plan Corp.                      Wayne Farns
     Thomson Industries                         Whaley, Jane Co.
     Thomson Micron                             White Consolidated
     Thomson Saginaw Ball Screw Co.             Xerox
     Three Rivers Motor Co.

The percentage breakdown by the industry of Equipment owned and leased by Capital Preferred Yield Fund- III as of December 31, 1996:

     Above Ground Mining          3.30     PBX Systems                   0.93
     Agricul./Food Processing     4.48     PERIPH-Controllers            0.03
     Automotive FF&E              0.48     PERIPH-Printers               0.40
     Below Ground Mining          2.98     PERIPH-Tape                   0.03
     Communication                2.09     PERIPH-Terminals              0.25
     Construction                 2.69     Portable PC's                 1.43
     CPU's - DEC                  0.33     POS                           1.58
     CPU's - Other                0.25     Printed Circuit Board         2.93
     Desktop PC's                 6.59     Printing Equipment            7.03
     Dry Vans                     1.16     Research                      0.23
     Forklifts                   15.54     Restaurant FF&E               1.04
     Furniture                    6.88     Retail FF&E                   1.83
     Golf Course Equipment        0.62     Semiconductor Test Equip.     3.02
     Grocery FF&E                 5.50     Software                      0.94
     Injection Molding            0.15     Textile Equipment             1.15
     Machine Tools                8.28     Track Leasing                 0.04
     Manuf.-Other                 4.95     Transportation-Containers     0.16
     Manuf.-Semiconductor         0.33     Transportation-Trucks         0.37
     Misc.. Packaging             0.50     Wafer Fabrication             1.75
     Networking Equipment         2.62     Warehouse-Misc.               1.01
     Office Automation            2.21     Workstations                  1.92
                                                                       ------
                                                                       100.00

                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 9 of 10

The percentage breakdown by the industry of Equipment owned and leased by all of Capital Preferred Yield Fund, Capital Preferred Yield Fund-II and Capital Preferred Yield Fund-III as of December 31, 1996:

Above Ground Mining              2.60      Manufacturing-Other           3.33
Agricul/Food Process             2.93      Misc. Packaging               0.49
Automotive FF&E                  0.13      Modular                       0.97
Banking                          1.01      Networking Equipment          2.06
Below Ground Mining              3.33      Office Automation             1.75
Boot Manufacturing               0.42      PBX Systems                   1.89
Communication                    3.10      Peripherals - Controllers     0.46
Construction                     2.53      Peripherals - Disk            1.90
CPU's DEC                        2.23      Peripherals - Printers        0.36
CPU's IBM                        1.82      Peripherals - Tape            0.06
CPU's Teredata                   2.21      Peripherals - Terminals       0.07
CPU's Other                      0.32      Portable PC                   0.78
Desktop PC                       6.33      Point of Sale                 1.94
Dry Vans                         0.58      Printed Circuit Board Mfg     2.23
Forklifts-1                      1.99      Printing Equipment            1.97
Forklifts-2                      6.75      Research                      1.75
Forklifts-3                      0.59      Restaurant FE&E               0.29
Furniture                        4.73      Retail FF&E                   1.24
Glass Packaging                  0.93      Semiconductor Test            3.95
Golf Course Equipment            0.17      Software                      0.26
Grocery FF&E                     3.64      Textile Equipment             0.99
Injection Molding                2.49      Track Leasing                 1.75
Loan                             1.21      Transport Trucks              2.84
Locomotives                      0.62      Transport Other               0.74
Machine Tools                    3.50      Wafer Fabrication Mfg.        3.31
Maintenance                      1.71      Warehousing                   0.74
Manufacturing-Semiconductor      0.12      Workstations                  2.66
Medical                          1.23                                  ------
                                                                       100.00

                                    TABLE VII
                                 PROGRAM LESSEES
                                   (Unaudited)
                                  Page 10 of 10

The following is a list of all Lessees of Equipment owned by Capital Preferred Yield Fund-IV as of December 31, 1996:

Addison Wesley Longman                         International Paper Company
Alliant Techsystems, Inc.                      Louisiana Workers Comp.
Ball-Foster Glass Container                    Lucent Technologies, Inc.
Basic Vegetable Products                       Medtronic, Inc.
Consolidated Diesel                            Owens-Corning Fiberglass
General Motors Corporation                     Precision Castparts
Georgetown Steel                               Staples, Inc.
GM Powertrain Division                         Thomson Industries
Harsco Corporation                             Total System Services
Home Depot, Inc.                               Universal Forest Products
ITT Automotive Electrical                      USS/Kobe Steel
                                               Xerox

                          CAPITAL PREFERRED YIELD FUNDS
                            SAMPLE LESSEES BY REGION
                                   (Unaudited)
                                     1 of 2


Northeastern Region                      Southeastern Region
-------------------                      -------------------


Avon Products                            Anchor Glass
Biosafe, Inc.                            Appalachian Power Co.
Bristol-Myers Squibb Co.                 Bartow Memorial Hospital
Columbus Southern Power                  Branham & Baker Coal Co.
Dow Jones & Company                      Ciba Geigy
G.E. Regional Electronics Center         Compression Labs
Lever Brothers                           General Electric Supply
Marriott Corp.                           Georgia Power Company
Maryland Casualty                        HBO & Company
Ohio Power Co.                           Honeywell Space Systems, In.
Otis Elevator                            ICF, Inc.
Pepperidge Farm                          Intergraph Corporation
Shareholder Services                     Kentucky Power Co.
Staples, Inc.                            Kraft, Inc.
State Street                             Peabody Coal Co.
Thomson Saginaw Ball Screw Co.           Plexus Corp.
TRW                                      Savannah Electric & Power Co.
                                         Shell Mining Co.
                                         Timken Co.
Western Region                           Whirlpool
--------------

Boeing Computer Systems
Brown-Strauss Steel Division             Midwestern Region
Chesebrough-Ponds, Inc.                  -----------------
Chyron Corporation
Fred Meyers, Inc.                        Alliant Techsystems, Inc.
General Felt Industries                  Allied Signal, Inc.
Hughes Aircraft Company                  Apache Corp.
General Motors Corporation               Applied Graphics Technologies
Hughes Network Systems, Inc.             Blue Cross & Blue Shield of Texas
International Rectifier Corp.            Cardiac Pacemakers, Inc.
Kaiser Cement                            Carrier Corp.
Lam Research Corp.                       Diamond Shamrock Refining
LSI Logic Corp.                          Fingerhut
Lucas Western, Inc.                      First Bank of Illinois
                                         Ford Motor Company

                          CAPITAL PREFERRED YIELD FUNDS
                            SAMPLE LESSEES BY REGION
                                   (Unaudited)
                                     2 of 2



Western Region                             Midwestern Region
--------------                             -----------------

Marshalls                                  Fourth Financial Corp.
Northern Telecom, Inc.                     General Motors Corporation
Ralph's Grocery                            Hyplains Beef, L.C.
Southern Pacific                           Indiana Michigan Power Co.
Stater Brothers                            Land O'Lakes
Teledyne Industries, Inc.                  Motorola
Valley Camp Coal                           Occidental Chemical Corp.
Wharf Resources USA, Inc.                  Reliance Insurance
                                           Sears Technology

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.          Other Expenses of Issuance and Distribution*

Filing Fees - Securities and Exchange Commission...........   $    17,242.00
Filing Fee - NASD..........................................         5,500.00
Accounting Fees and Expenses...............................        30,000.00
Legal Fees and Expenses....................................       175,000.00
Blue Sky Fees and Expenses.................................        90,000.00
Printing Expenses (including Sales Materials)..............       180,000.00
Marketing..................................................     1,000,000.00
Miscellaneous..............................................        84,000.00
                                                              --------------
         Total Expenses....................................   $ 1,581,742.00

---------------------

* All amounts are estimated maximums except Securities and Exchange Commission and NASD filing fees. The Partnership will pay to the General Partner a non-accountable reimbursement equal to 4% of the Gross Offering Proceeds. Accordingly, the General Partner is assuming, without recourse to the Partnership, responsibility for the payment of all Reimbursable Organizational and Offering Expenses of the Partnership, including any amounts which exceed such reimbursement.

ITEM 14. Indemnifications of Directors and Officers

     The Partnership's Partnership Agreement contains certain indemnification provisions indemnifying the General Partner and its Affiliates including any directors and officers of the General Partner against certain liabilities. Reference is made to Section 5.8 of the Partnership Agreement (Exhibit A to the Prospectus). The Bylaws of the General Partner provide for indemnification of its directors and officers and the Articles of Incorporation provide for limitation of liability of the directors to the fullest extent permitted under Colorado law. The officers and directors of the General Partner, the General Partner itself and the Partnership will benefit from a standard general partner liability and limited partnership reimbursement insurance policy (paid for by an Affiliate of the General Partner), which will reimburse the Partnership or make direct payments for certain claims which the Partnership may be obligated to pay under Section 5.8 of the Partnership Agreement.

ITEM 15. Recent Sales of Unregistered Securities

     In connection with the formation of the Partnership, the General Partner made a nominal contribution to the capital of the Partnership, and Capital Associates International, Inc., a Colorado corporation, as Class B Limited Partner, has agreed to contribute cash to the Partnership equal to 1% of the Partnership's Gross Offering Proceeds. These sales are exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as they did not involve any public offering.

ITEM 16. Exhibits and Financial Statement Schedules

         (a)  EXHIBITS. See Exhibit Index.

         (b) FINANCIAL STATEMENT SCHEDULES. All schedules have been omitted as the required information is inapplicable or is presented in the Prospectus, in the balance sheets or related notes.

ITEM 17. Undertakings

     1. The undersigned Registrant hereby undertakes:

        A. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (1) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        B. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the General Partner or other controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the General Partner or controlling persons of the Registrant in the successful defense of any action, suit or proceeding) is asserted by the General Partner or controlling persons in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 6th day of March, 1997.

                         CAPITAL PREFERRED YIELD FUND-IV, L.P.

                         By:      CAI EQUIPMENT LEASING V CORP.
                                  a Colorado corporation and
                                  the General Partner of the Registrant


                         By:      /s/John F. Olmstead
                                  -------------------------------------
                                  John F. Olmstead, President

     Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed below on March 6, 1997 by the following persons in the capacities indicated.


      Signature           Title
      ---------           -----

         *                President  (Principal  Executive Officer) and Director
--------------------      of CAI Equipment  Leasing V Corp., the General Partner
John F. Olmstead          of the Registrant


         *                Senior  Vice  President  and Director of CAI Equipment
--------------------      Leasing V Corp., the General Partner of the Registrant
Dennis J. Lacey


         *                Senior  Vice  President, Finance  (Principal Financial
--------------------      Officer) and  Director  of  CAI  Equipment  Leasing  V
John E. Christensen       Corp., the General Partner of the Registrant


         *                Senior   Vice   President,   Assistant  Secretary  and
--------------------      Director  of  CAI   Equipment  Leasing  V  Corp.,  the
Anthony M. DiPaolo        General Partner of the Registrant


         *                Director  of   CAI  Equipment  Leasing  V  Corp.,  the
--------------------      General Partner of the Registrant
Daniel J. Waller


         *                Director  of  CAI  Equipment   Leasing  V  Corp.,  the
--------------------      General Partner of the Registrant
Richard H. Abernethy


         *                Director  of  CAI   Equipment  Leasing  V  Corp.,  the
--------------------      General Partner of the Registrant
John A. Reed


         *                Director  of   CAI  Equipment  Leasing  V.  Corp., the
--------------------      General Partner of the Registrant
Robert A. Golden


         *                Chief    Accounting   Officer  and  Secretary  of  CAI
--------------------      Equipment  Leasing V Corp., the General Partner of the
David J. Anderson         Registrant

* John F. Olmstead, by signing his name hereto, does sign this document on behalf of himself and each of Messrs. Lacey, Christensen, DiPaolo, Waller, Abernethy, Reed and Anderson in the capacities indicated immediately above pursuant to powers of attorney duly executed by each such person and filed with the Securities and Exchange Commission.


                                               /s/John F. Olmstead
                                               -------------------
                                               John F. Olmstead
                                               Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibits       Exhibit Description
--------       -------------------

1(a)           Form of Dealer-Manager Agreement**

1(b)           Form of Selling Dealer Agreement**

3(a)           Articles of Incorporation of CAI Equipment Leasing V Corp.**

3(b)           Bylaws of CAI Equipment  Leasing V Corp.**

4(a) Organizational Partnership Agreement of Capital Preferred Yield Fund - IV, L.P.**

4(b) Form of Amended and Restated Agreement of Limited Partnership (included in the Prospectus)**

5 Opinion of Ballard Spahr Andrews & Ingersoll as to the legality of the securities being registered**

8              Opinion of Ballard Spahr Andrews & Ingersoll as to tax matters**

10(a)          Escrow Agreement**

10(b)          Form of Subscription Agreement (included in the Prospectus)**

23(a) Consent of Ballard Spahr Andrews & Ingersoll is contained in its opinion (filed as Exhibit 5)**

23(b) Consent of Ballard Spahr Andrews & Ingersoll is contained in its opinion (filed as Exhibit 8)**

23(c) Consent of KPMG Peat Marwick LLP relating to its audit of the balance sheet of CAI Equipment Leasing V Corp.

23(d) Consent of KPMG Peat Marwick LLP relating to its audit of the balance sheet of Capital Preferred Yield Fund-IV, L.P.

23(e) Consent of KPMG Peat Marwick LLP relating to its audit of the balance sheet of Capital Associates, Inc.

24             Power of Attorney**


---------------------
**  Previously filed.